Exhibit 10.1

Execution Version

EQUITY COMMITMENT AND INVESTMENT AGREEMENT

dated as of April 14, 2019

by and among

Catalent, Inc.,

Green Equity Investors VII, L.P.

and

Green Equity Investors Side VII, L.P.

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TABLE OF CONTENTS

(Cont’d)

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(f)
Aggregate Purchase Price	1.1(a)
Agreement	Preamble
Alternate Financing	6.9(g)
Board of Directors	2.1(c)(1)
Business Day	6.9(d)
Buyer	Recitals
Bylaws	2.1(c)(2)
Capitalization Date	2.1(b)(1)
Certificate of Incorporation	2.1(c)(2)
Closing	1.2(a)
Closing Date	1.2(a)
Code	4.2(a)
Common Stock	Recitals
Company	Preamble
Company Disclosure Schedules	2.1
Company Material Adverse Effect	6.9(h)
Company Payment Amount	1.1(c)
Company Permit	6.9(i)
Company Related Parties	5.2
Company Securities	2.1(b)(2)
Company Stock Awards	2.1(b)(1)
Company Stock Options	2.1(b)(1)
Company Subsidiary	2.1(a)(2)
Confidentiality Agreement	3.5
control/controlled by/under common control with	6.9(f)
Credit Agreement	6.9(j)
DEA	2.1(t)(2)
Debt Commitment Letter	6.9(k)
Debt Financing	6.9(l)
Effect	6.9(m)
Environmental Law	6.9(n)
ERISA	6.9(o)
Exchange Act	2.1
FATCA	6.9(p)
FDA	2.1(t)(2)
Fund VII	Preamble
Fund Side VII	Preamble
GAAP	2.1(f)(4)
Government Entity	2.1(u)
Government Official	2.1(u)
Governmental Entity	6.9(q)

Term	Location of Definition
Health Care Laws	2.1(t)(1)
herein/hereof/hereunder	6.9(c)
HSR Act	3.1
including/includes/included/include	6.9(b)
Indemnified Party	5.3(b)
Indemnifying Party	5.3(b)
Indentures	6.9(r)
Information	3.5
Intellectual Property	6.9(s)
Knowledge of the Company	6.9(t)
Knowledge of the Purchaser	6.9(u)
Law	6.9(v)
Lien	6.9(w)
Losses	5.1
Material Adverse Impact	6.9(x)
Materials of Environmental Concern	6.9(y)
Maximum Commitment Amount	1.1(a)
Merger	Recitals
Merger Agreement	Recitals
Merger Closing	6.9(z)
Merger Closing Date	6.9(aa)
Merger Sub	Recitals
Non-Recourse Party	6.17
NYSE	1.3(b)(5)
Order	6.9(bb)
Permitted Transferee	6.9(cc)
person	6.9(e)
Plan	6.9(dd)
Pre-Closing Period	3.1
Preferred Stock	Recitals
Purchase Notice	1.1(b)
Purchase Price	1.1(a)
Purchased Shares	1.1(b)
Purchaser	Preamble
Purchaser Related Parties	5.1
Registration Rights Agreement	6.9(ee)
SEC	6.9(ff)
SEC Documents	2.1(f)(1)
Securities Act	2.1
Series A Certificate	Recitals
Series A Preferred Stock	Recitals
Stockholders’ Agreement	6.9(gg)
Submissions	2.1(t)(3)
Subsidiary	2.1(a)(2)

Term	Location of Definition
Target	Recitals
Target Material Adverse Effect	6.9(hh)
Tax Return	6.9(ii)
Taxes	6.9(jj)
Third Party Claim	5.3(b)
Transaction Documents	6.9(kk)
Treasury Regulations	6.9(ll)
Voting Debt	2.1(b)(2)

LIST OF SCHEDULES

Schedule A:	Form of Series A Convertible Preferred Stock Certificate of Designation
Schedule B:	Form of Registration Rights Agreement
Schedule C:	Form of Stockholders’ Agreement

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EQUITY COMMITMENT AND INVESTMENT AGREEMENT, dated as of April 14, 2019 (this “Agreement”), by and among Catalent, Inc., a Delaware corporation (the “Company”), and each of Green Equity Investors VII, L.P., a Delaware limited partnership (“Fund VII”), and Green Equity Investors Side VII, L.P., a Delaware limited partnership (“Fund Side VII” and, together with Fund VII, the “Purchaser”). The obligations of the Purchaser set forth in this Agreement shall be several and not joint among Fund VII and Fund Side VII and apportioned in percentages of 45.83720% and 54.16280%, respectively.

RECITALS:

WHEREAS, simultaneously with the execution and delivery of this Agreement, Catalent Pharma Solutions, Inc., a wholly owned subsidiary of the Company (“Buyer”), is entering into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Buyer, solely with respect to Section 4.12 (solely with respect to the Equity Financing (as defined therein)) and Section 8.19 thereof, the Company, a wholly owned subsidiary of the Buyer (“Merger Sub”), Paragon Bioservices, Inc., a Delaware corporation (“Target”), and Pearl Shareholder Representative, LLC, a Delaware limited liability company, as representative of the Company Securityholders (as defined therein), pursuant to, and on the terms and subject to the conditions of which, Buyer will acquire Target by means of the merger of Merger Sub with and into Target (the “Merger”), with Target continuing as the surviving entity of the Merger;

WHEREAS, the Company proposes to issue and sell to the Purchaser (including its permitted assignees pursuant to Section 6.8) shares of its preferred stock, par value $0.01 per share (“Preferred Stock”), designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the terms set forth in the Certificate of Designation (the “Series A Certificate”) in substantially the form attached to this Agreement as Schedule A, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Series A Preferred Stock will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.9 or such other section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises recited above and the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase.

(a) On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company no more than 1,000,000 shares of Series A Preferred Stock in the aggregate (such number of shares of Series A Preferred Stock, the “Maximum Commitment Amount”) and no fewer than 650,000 shares of Series A Preferred Stock in the aggregate, free and clear of any Liens (other than Liens incurred by the Purchaser or restrictions arising under applicable securities Laws and the Stockholders’ Agreement), at a purchase price of $1,000 per share of Series A Preferred Stock (the “Purchase Price” per share of Series A Preferred Stock; the Purchase Price multiplied by the number of Purchased Shares, the “Aggregate Purchase Price”).

(b) The Company shall use its reasonable best efforts to, no later than ten (10) Business Days prior to the Closing Date, deliver a written notice (the “Purchase Notice”) to the Purchaser specifying (subject to and in accordance with the terms and conditions of this Section 1.1) the number of shares of Series A Preferred Stock to be purchased and sold at the Closing, not to exceed the Maximum Commitment Amount (the shares so specified, the “Purchased Shares”); provided that in no event shall the Company deliver the Purchase Notice to the Purchaser later than the date on which the approval or authorization of the transactions contemplated by the Merger Agreement by each applicable Governmental Entity is granted, or any applicable waiting period is terminated or expires, under the HSR Act. Upon delivery of the Purchase Notice specifying the number of Purchased Shares, the Company shall be required to sell, and the Purchaser shall be required to purchase, such number of shares of Series A Preferred Stock at the Closing, subject to the terms and conditions of this Agreement, including the conditions to Closing set forth in Section 1.3.

(c) If (i) the Company delivers the Purchase Notice more than ten (10) Business Days after the date of this Agreement, and (ii) the Company elects in the Purchase Notice to sell fewer shares of Series A Preferred Stock than the Maximum Commitment Amount, then, at the Closing, the Company shall pay to the Purchaser, in accordance with the percentages set forth in the last line of the preamble, an amount in cash equal to the product of (A) $25.00, multiplied by (B) the difference between (1) the Maximum Commitment Amount, minus (2) the number of Purchased Shares (such product, the “Company Payment Amount”). For the avoidance of doubt, if the Company delivers the Purchase Notice to the Purchaser on or before the date that is ten (10) Business Days after the date of this Agreement, then the Company shall not be required to pay the Company Payment Amount hereunder.

1.2 Closing.

(a) Subject to the satisfaction or waiver (to the extent any such waiver is permitted by applicable Law) of the conditions set forth in this Agreement, the closing of the purchase by the Purchaser of the Purchased Shares referred to in Section 1.1 pursuant to this Agreement (the “Closing”) shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 simultaneously with the Merger Closing Date or at such other date, time and place as the Company and the Purchaser agree (the “Closing Date”).

(b) Subject to the satisfaction or waiver (to the extent any such waiver is permitted by applicable Law) on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

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(1) the Company will deliver to the Purchaser (i) evidence of entry in the stock ledger of the Purchaser’s ownership of the Purchased Shares reasonably acceptable to the Purchaser, (ii) to bank account(s) designated by Purchaser in writing at least two (2) Business Days prior to the Closing Date, the Company Payment Amount by wire transfer of immediately available funds, if applicable, (iii) the executed Registration Rights Agreement, in substantially the form of Schedule B hereto, and (iv) the executed Stockholders’ Agreement, in substantially the form of Schedule C hereto, and (v) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement; and

(2) the Purchaser will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2) Business Days prior to the Closing Date, the Aggregate Purchase Price by wire transfer of immediately available funds, (ii) the executed Registration Rights Agreement, (iii) the executed Stockholders’ Agreement, and (iv) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement.

(c) All deliveries at the Closing will be deemed to occur simultaneously.

1.3 Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser and the Company prior to the Closing of the following conditions:

(1) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits the consummation of the transactions contemplated hereby; and

(2) all required filings under the HSR Act shall have been completed and all applicable waiting periods shall have expired or been terminated.

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Purchaser at or prior to the Closing of the following conditions:

(1) (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(h), and 2.1(s)(1)) shall be true and correct (disregarding all qualifications or limitations therein as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, (ii) the representations and

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warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), and 2.1(h) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date, and (iii) the representations and warranties of the Company set forth in Section 2.1(s)(1) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(3) the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized person certifying to the effect that the conditions set forth in Sections 1.3(b)(1) and (2) have been satisfied;

(4) the Company shall have adopted and filed the Series A Certificate with the Secretary of State of the State of Delaware, and the Series A Certificate shall be in full force and effect;

(5) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance;

(6) the Board of Directors shall have taken all actions necessary, (i) without expanding the Board of Directors beyond eleven (11) directors, to cause to be appointed to the Board of Directors, effective immediately upon the Closing, Peter Zippelius, subject to compliance with applicable Law and NYSE rules regarding qualification and completion by such individual of a customary D&O questionnaire and such other customary documentation or agreements that the Company generally requires from its independent directors or candidates for director, and (ii) to acknowledge and affirm that John Baumer shall be a non-voting observer to the Board of Directors entitled to the rights and subject to the obligations set forth in the Stockholders’ Agreement, effective immediately upon the Closing, subject to completion by such individual of such customary documentation or agreements that the Company generally requires from its independent directors or candidates for director, and the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized person certifying as to the effectiveness of the taking of such actions pursuant to an excerpt of resolutions duly passed by the Board of Directors;

(7) the Merger shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms and conditions contemplated by the Merger Agreement (subject to any amendment, supplement, waiver or other modification to the Merger Agreement not prohibited by Section 3.9 or otherwise consented to in writing by the Purchaser);

(8) the Debt Financing (or any Alternate Financing) shall have been, or substantially concurrently with the funding of the Aggregate Purchase Price shall be, consummated in an amount sufficient (together with the proceeds from the funding of the Aggregate Purchase Price and cash on hand) for Buyer to consummate the Merger;

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(9) from the date of this Agreement through the Closing Date, no Target Material Adverse Effect shall have occurred; and

(10) the Company shall have provided the Purchaser with written notice of the Closing Date at least three (3) Business Days’ prior to the Closing Date.

(c) The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Company prior to the Closing of the following conditions:

(1) (i) the representations and warranties of the Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1), 2.2(b)(2)(i)(A), 2.2(c), 2.2(f), and 2.2(j)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Purchaser to fully perform its covenants and obligations under the Transaction Documents, and (ii) the representations and warranties of the Purchaser set forth in Sections 2.2(a), 2.2(b)(1), 2.2(b)(2)(i)(A), 2.2(c), 2.2(f), and 2.2(j) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2) the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(3) the Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized person certifying to the effect that the conditions set forth in Sections 1.3(c)(1) and (2) have been satisfied; and

(4) the Merger shall have been consummated or shall be consummated substantially simultaneously with the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth (x) in SEC Documents filed with or furnished to the SEC prior to the date of this Agreement, excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosure included in any such form, report, schedule, statement or other document to the extent such disclosure is predictive or forward-looking in nature or constitutes a “forward looking statement” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (y) in a correspondingly identified schedule separately provided by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”) (provided

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that any such disclosure set forth on one section or subsection of such schedule shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a) Organization and Authority.

(1) The Company is a duly organized and validly existing Delaware corporation, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect. True and accurate copies of the Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement, are publicly available in the SEC Documents.

(2) Each of the Company’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) is duly organized and validly existing under the Laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing (where such concept is recognized under applicable Law) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any specified person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such specified person or a Subsidiary of such specified person is a general partner, or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such person, is directly or indirectly owned by such specified person or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(b) Capitalization.

(1) The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. As of the close of business on April 11, 2019 (the “Capitalization Date”), there were 145,706,760 shares of Common Stock (including shares of time-vesting and performance-vesting restricted stock, assuming achievement of maximum performance thresholds with respect to any such performance-vesting restricted stock) issued and outstanding and zero shares of Preferred Stock issued and outstanding. As of the close of business on the Capitalization Date, (i)

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1,896,207 shares of Common Stock were reserved for issuance upon the exercise of stock options outstanding on such date (“Company Stock Options”), 1,024,597 shares of Common Stock were reserved for issuance upon the settlement or payment of time-based restricted stock units outstanding on such date, and 959,914 shares of Common Stock were reserved for issuance upon the settlement or payment of performance-based restricted stock units (assuming achievement of maximum performance thresholds) outstanding on such date (such time-based restricted stock units and such performance-based restricted stock units, collectively, the “Company Stock Awards”), and (ii) zero shares of Common Stock were held by the Company in its treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Stock Options or grant or payment of Company Stock Awards in the ordinary course of business. The Company does not have outstanding stockholder rights or “poison pill” or any similar arrangement in effect.

(2) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options or Company Stock Awards, and (ii) as set forth in Section 2.1(b)(1), there are no outstanding equity securities of the Company, the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, or other similar rights or written commitments or agreements calling for the purchase, redemption or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any equity securities of the Company (including any stockholder rights plan or agreement) (collectively, “Company Securities”), or any obligations of the Company or any Company Subsidiary to make any payments based on the price or value of any Company Securities. Except for the Stockholders’ Agreement and the Registration Rights Agreement, none of the Company or any Company Subsidiary is a party to any stockholders’ agreement, voting trust agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

(c) Authorization.

(1) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of

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the Company (the “Board of Directors”). This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

(2) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the conversion provisions of the Series A Certificate), will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) the certificate of incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) or bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary, (B) subject to the terms and conditions of the following clause (C), any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (C) the Credit Agreement or the Indentures or, as of the Closing Date, any agreement entered into in connection with the Debt Financing (or any Alternate Financing), or (ii) violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except (1) in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (2) in the case of clause (i)(C) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have more than a de minimis adverse impact on the Company and the Company Subsidiaries, taken as whole, or as would not, individually or in the aggregate, reasonably be expected to have more than a de minimis adverse impact on the rights and obligations of the Purchaser set forth in the Transaction Documents.

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(3) Other than (i) the securities or blue sky Laws of the various states, (ii) approval or expiration of applicable waiting periods under the HSR Act, (iii) the filing of a Form D and one or more Forms 8-K, and (iv) the listing on the NYSE of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

(d) Sale of Securities. Assuming the accuracy of the Purchaser’s representations in Section 2.2, the offer and sale of the Purchased Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of the Purchased Shares and neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Purchased Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Purchased Shares under this Agreement to be integrated with other offerings.

(e) Status of Securities. The shares of Series A Preferred Stock to be issued pursuant to this Agreement and the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Series A Certificate, as applicable, the shares of Series A Preferred Stock will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company, free and clear of all Liens, except restrictions imposed by the Securities Act, any applicable state, foreign or other securities Laws, the Stockholders’ Agreement and Liens incurred by the Purchaser. Upon any conversion of any shares of Series A Preferred Stock into, or the redemption of any shares of Series A Preferred Stock in exchange for, shares of Common Stock pursuant to and in accordance with the terms and conditions of the Series A Certificate, the shares of Common Stock issued upon such conversion or redemption will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchaser good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act, any applicable state, foreign or other securities Laws, the Stockholders’ Agreement and Liens incurred by the Purchaser. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in Certificate of Incorporation or, in respect of the Series A Preferred Stock, in the Series A Certificate. As of the Closing, the shares of Common Stock to be issued upon any conversion or redemption of the Purchased Shares shall have been duly reserved for such issuance.

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(f) SEC Documents; Financial Statements.

(1) The Company has filed with or furnished to the SEC, on a timely basis, all required reports, proxy statements, schedules, forms, and other documents required to be filed or furnished by the Company with the SEC pursuant to the Securities Act or the Exchange Act since July 1, 2016 (the foregoing, together with all exhibits thereto, collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised, amended or superseded by a later filed SEC Document filed and publicly available prior to any date as to which this representation speaks, none of the SEC Documents as of such respective dates of filing or furnishing (or, if revised, amended or superseded by a later filed SEC Document, as of the date of the filing or furnishing of such revision or amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(3) There is no transaction, arrangement or other relationship between the Company or any Company Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(4) The financial statements of the Company and its consolidated Company Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed (or, if any such SEC Document was revised, amended or superseded by a later filed SEC Document, as of the date of the filing or furnishing of such revision or amendment), and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in

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all material respects the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Company Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

(g) Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2018, (ii) liabilities incurred since June 30, 2018 in the ordinary course of business consistent with past practice, (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement or the Merger Agreement (including the Debt Commitment Letter), the Registration Rights Agreement or the Stockholders’ Agreement, and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Company Subsidiaries do not have any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

(h) Brokers and Finders. Except for Centerview Partners LLC, the fees and expenses of which will be paid by the Company, neither the Company nor any Company Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(i) Litigation. There is no action, suit, or proceeding pending or, to the Knowledge of the Company, investigation, action, suit or proceeding threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding Order against, the Company or any Company Subsidiary or any of their respective assets before or by any Governmental Entity, which individually or in the aggregate have, or if adversely determined, would reasonably be expected to have, a Company Material Adverse Effect.

(j) Taxes. Except as would not, individually or in the aggregate, reasonably be excepted to have a Company Material Adverse Effect:

(1) each of the Company and the Company Subsidiaries has filed all Tax Returns required to have been filed, such Tax Returns were accurate in all respects, and all Taxes due and payable (taking into account any extensions properly obtained) by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP;

(2) no examination or audit of any Tax Return relating to any Taxes of the Company or any Company Subsidiary or with respect to any Taxes due from or with respect to the Company or any Company Subsidiary by any taxing authority is currently in progress or threatened in writing;

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(3) neither the Company nor any Company Subsidiary has engaged in, or has any liability or obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4; and

(4) the Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(k) Permits and Licenses. The Company and the Company Subsidiaries possess all Company Permits necessary to conduct their respective businesses, except where the failure to possess such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in violation of any term of any such Company Permit, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, materially modify or revoke any Company Permit and, to the Knowledge of the Company, no such Governmental Entity is considering any such action, and (ii) to the Knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Company Permit.

(l) Environmental Matters. The Company and the Company Subsidiaries are in compliance with all, and since July 1, 2016 have not violated any, applicable Environmental Laws except where failure to be in such compliance or such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries hold and since July 1, 2016 have held, and are and since July 1, 2016 have been in compliance with, all Company Permits required under Environmental Laws to conduct their businesses, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has released Materials of Environmental Concern at and, to the Knowledge of the Company, Materials of Environmental Concern are not present at, under, in or affecting, any property currently or formerly owned, leased or used by the Company or any Company Subsidiary, or at any location to which Materials of Environmental Concern have been sent by the Company or any Company Subsidiary for re-use or recycling or for treatment, storage or disposal, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no claim or proceeding under Environmental Laws pending against the Company or any Company Subsidiary, except as would not reasonably be expected to have a Company Material Adverse Effect.

(m) Title. Each of the Company and the Company Subsidiaries has (i) good and marketable title to its property that is owned real property, (ii) to the Knowledge of the Company, valid leases to its property that is leased real property, and (iii) good and valid title to all of its other property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(n) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary owns all (A) Intellectual Property registrations and applications filed in their respective names, the registrations of which are subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable, and (B) other Intellectual Property used in the conduct of the businesses of the Company or the Company Subsidiaries that is not used pursuant to a license or in the public domain; provided, however, the foregoing representation in Section 2.1(n)(i)(B) is subject to the Knowledge of the Company with respect to patents owned by third parties under which a license may be needed to practice any such Intellectual Property; (ii) to the Knowledge of the Company, the conduct of the businesses of Company and the Company Subsidiaries does not infringe the Intellectual Property of any third party, and no person is infringing any Intellectual Property owned by the Company or the Company Subsidiaries; (iii) the Company and the Company Subsidiaries take reasonable actions to protect the trade secrets and confidential information owned by the Company or the Company Subsidiaries and the security and operation of their software, websites and systems (and the data therein), and, to the Knowledge of the Company, there has been no instance of unauthorized use or disclosure, security breach, malfunction or outage of the same; and (iv) since July 1, 2016, there has been no judicial or administrative order, decree or judgment to which the Company or any of the Company Subsidiaries is a party or by which they are bound that restricts any right to any proprietary Intellectual Property used in the conduct of the businesses of the Company or the Company Subsidiaries.

(o) Employee Benefits/Labor.

(1) Except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, (i) each Plan complies with, and has been operated and administered in compliance with, its terms and all applicable Laws (including ERISA and the Code), (ii) the Company and each Company Subsidiary have each filed all reports, returns, notices, and other documentation required by ERISA, the Code or other applicable Law to be filed by such Person with any Governmental Entity with respect to each Plan, (iii) with respect to any Plan, no action, Lien, lawsuit, claim or complaint (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) is pending or, to the Knowledge of the Company, threatened, and (iv) to the Knowledge of the Company, no event has occurred with respect to a Plan which would reasonably be expected to result in a liability of the Company or any Company Subsidiary to any Governmental Entity or adversely affect the qualified status for any such Plan. None of the Company, any Company Subsidiary, or any other entity which, together with the Company or the Company Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time during the last six (6) years maintained, sponsored or contributed to any employee benefit plan that is subject to Title IV of ERISA, including any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

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(2) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, as of the date of this Agreement: (i) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary, nor is any such contract or agreement presently being negotiated; (ii) to the Knowledge of the Company, no campaign is being conducted to solicit cards from any of the employees of the Company or any Company Subsidiary to authorize representation by any labor organization, and no such campaign has been conducted within the past three years; (iii) no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy is in effect or, to the Knowledge of the Company, threatened in writing, and neither the Company nor any Company Subsidiary has experienced any such labor controversy since July 1, 2016; (iv) no unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened in writing with respect to any employment practice of the Company or any Company Subsidiary; (v) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any current or former employee, labor organization or other representative of the employees of the Company or any Company Subsidiary (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened in writing; (vi) the Company and each Company Subsidiary are in compliance with all applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, health and safety, employment discrimination, disability rights or benefits, affirmative action, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, secondment, employee leave issues, payment of social security and other similar Taxes, termination of employment (including any obligation pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended), the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks and pay for all working time, and the proper classification of individuals as non-employee contractors or consultants; and (vii) the Company and each Company Subsidiary are in compliance with all applicable Laws relating to child labor, forced labor and involuntary servitude.

(p) Indebtedness. Neither the Company nor any Company Subsidiary is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(q) Registration Rights. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any right to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

(r) Compliance with Laws. Neither the Company nor any Company Subsidiary is, or since July 1, 2016 has been, in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have, or has not had, a Company Material Adverse Effect. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any Company Subsidiary is being investigated with respect to any applicable Law, or has received written notice from any Governmental Entity inquiring about or asserting any violation of any applicable Law, or is or has been subject to any adverse inspection,

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examination, finding of deficiency, finding of noncompliance, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other supervisory, compliance or enforcement action by any Governmental Entity with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Notwithstanding anything to the contrary set forth in this Section 2.1(r), the Company makes no representation or warranty in this Section 2.1(r) with respect to compliance by the Company or any Company Subsidiary with respect to any Health Care Laws or the terms of any Company Permit required by any Health Care Law, it being acknowledged and agreed by the parties that the representations and warranties of the Company set forth in Section 2.1(t) constitute the sole and exclusive representations and warranties of the Company with respect to Health Care Laws and the terms of any Company Permit required by any Health Care Law.

(s) Absence of Changes. Since June 30, 2018, there has not been (1) a Company Material Adverse Effect, or (2) any action or omission of the Company or any Company Subsidiary that, if such action or omission occurred between the date of this Agreement and the Closing Date, would violate Section 3.8.

(t) Regulatory Matters.

(1) The Company and the Company Subsidiaries are currently, and since July 1, 2016 have been, operating in compliance with all Health Care Laws to the extent applicable to the business of the Company, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. “Health Care Laws” means (i) the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended; (ii) the Controlled Substances Act (21 U.S.C. § 301 et seq.), as amended; (iii) the Public Health Service Act (42 U.S.C. § 201 et seq.), as amended; (iv) all foreign, federal and state fraud and abuse Laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), as amended, the civil False Claims Act (31 U.S.C. § 3729 et seq.), as amended, the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), as amended, (v) the quality, safety and accreditation requirements of all applicable federal and state Laws or Governmental Entities; (vi) any and all foreign Laws comparable or similar to any of the foregoing; and (vii) the regulations promulgated by any Governmental Entity charged with implementing any of such Laws.

(2) Neither the Company nor any Company Subsidiary since July 1, 2016 has received any Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”) or any court, arbitrator or other federal, state, local or foreign Governmental Entity alleging or asserting noncompliance with either any of the Health Care Laws or any term of any Company Permit required by any of the Health Care Laws, nor has the Company or any Company Subsidiary received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity by the Company or any Company Subsidiary is in violation of any Health Care Laws or Company Permit, and the Company has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(3) Since July 1, 2016, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each Company Subsidiary has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto (collectively, “Submissions”) as required by any Health Care Laws or Company Permit, (b) all such Submissions were complete and correct in all material respects and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), and (c) the Company is not aware of any reasonable basis for any material liability with respect to such Submissions. Neither the Company nor any Company Subsidiary has received any letter of deficiency with respect to any drug master file submitted to the FDA, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(4) The products manufactured by the Company and the Company Subsidiaries comply, and since July 1, 2016 have complied, with all applicable Health Care Laws relating to current good manufacturing practices, good laboratory practices and good documentation practices, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have, or has not had, a Company Material Adverse Effect.

(5) Neither the Company nor any Company Subsidiary has, either voluntarily or involuntarily, initiated, conducted, issued or caused to be initiated, conducted or issued any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation, and, to the Company’s knowledge, no customer of the Company or any Company Subsidiary has initiated, conducted or intends to initiate any such recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action with respect to products manufactured by the Company or any Company Subsidiary due to any act, omission or alleged act or omission of the Company or any Company Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(6) Neither the Company nor any Company Subsidiary is a party to or has any ongoing reporting obligation pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any Governmental Entity relating to Health Care Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Additionally, none of the Company, any Company Subsidiary or any of their respective officers, directors, employees or, to the Knowledge of the Company, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(u) Illegal Payments; FCPA Violations. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Impact, since January 1, 2016, none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any Company Subsidiary (and only in their capacities as such) has, in connection with the business of the Company: (i) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (A) influencing any act or decision of such Government Official in his official capacity; (B) inducing such Government Official to perform or omit to perform any activity in violation of his legal duties; (C) securing any improper advantage; or (D) inducing such Government Official to influence or affect any act or decision of such Government Entity, except, with respect to the foregoing clauses (A) - (D), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable Law; (ii) made any illegal contribution to any political party or candidate; (iii) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (iv) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any Company Subsidiary for any purpose; or (v) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery Law.

(1) For purposes of this Section, “Government Official” means any officer or employee of a Government Entity or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Government Entity or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing; and

(2) “Government Entity” means any foreign government, any political subdivision thereof, or any corporation or other entity owned or controlled by any Government or any sovereign wealth fund, excluding the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

(v) Economic Sanctions. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions Laws, including Laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

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(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action intended to, or which, to the Knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received as of the date of this Agreement any written notification that the SEC is contemplating terminating such registration.

(x) No Restriction on Ability to Pay Cash Dividends. Except as set forth in the Credit Agreement and the Indentures, each as in effect as of the date hereof, the Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provision in its Certificate of Incorporation or Bylaws or resolutions of the Board of Directors that, in each case, by its terms, restricts, limits, prohibits or prevents the Company from paying any dividend, including in full in cash on the Purchased Shares in the amounts contemplated by the Series A Certificate.

(y) No Additional Representations. Except as expressly set forth in this Section 2.1, none of the Company or its Company Subsidiaries, nor any other Person, makes any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Notwithstanding anything to the contrary, (a) none of the Company or its Company Subsidiaries, nor any other Person, shall be deemed to make to Purchaser or any of its Affiliates any representation or warranty other than as expressly made by the Company in this Agreement and except as expressly covered by a representation and warranty contained in this Section 2.1, and (b) none of the Company or its Company Subsidiaries, nor any other Person, makes any representation or warranty to the Purchaser or any of its Affiliates with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its Affiliates or their respective counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations of either (x) the Company and its Company Subsidiaries, or (y) Target or its Subsidiaries, (ii) any other information or documents (financial or otherwise) made available to the Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to either (x) the Company and its Company Subsidiaries, or (y) Target or its Subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

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(a) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Purchaser has the limited partnership power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Laws applicable to the Purchaser or any of their respective properties or assets, except, in the case of clauses (i)(B) and (ii), for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

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(3) Other than (i) the securities or blue sky Laws of the various states, (ii) the approval or expiration of applicable waiting periods under the HSR Act, and (iii) the filing of a Schedule 13D with the SEC, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c) Purchase for Investment. The Purchaser acknowledges that the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares have not been registered under the Securities Act or under any state securities Laws. The Purchaser (1) acknowledges that it is acquiring the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares or the shares of Common Stock issuable upon the conversion of the Purchased Shares to any person in violation of applicable securities Laws, (2) will not sell, transfer, or otherwise dispose of any of the Purchased Shares or shares of Common Stock issuable upon the conversion of the Purchased Shares, except in compliance with this Agreement, the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws and the Stockholders’ Agreement, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares and of making an informed investment decision, (4) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act), and (5) without prejudice to any claim of Purchaser hereunder for breach of the Company’s representations and warranties or for actual and intentional fraud, (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares, (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (A) an investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares indefinitely and (B) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Purchased Shares and the shares of Common Stock issuable upon the conversion of the Purchased Shares and to protect its own interest in connection with such investment.

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(d) Litigation. There is no action, suit or proceeding pending or, to the Knowledge of the Purchaser, investigation, action, suit or proceeding threatened (including “cease and desist” letters) against, nor any outstanding Order against, the Purchaser or any of its Affiliates or any of their respective assets before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(e) Compliance with Laws. Neither the Purchaser nor any of its Affiliates is in material violation of any applicable Law that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. To the Knowledge of the Purchaser as of the date of this Agreement, neither the Purchaser nor any of its Affiliates is being investigated with respect to any applicable Law, or has received written notice from any Governmental Entity inquiring about or asserting any violation of any applicable Law, or is subject to any adverse inspection, examination, finding of deficiency, finding of noncompliance, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other supervisory, compliance or enforcement action by any Governmental Entity that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(f) Financial Capability. The Purchaser at the Closing will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and to make any other necessary payment contemplated hereunder and under the other Transaction Documents. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including the Aggregate Purchase Price) and under the other Transaction Documents will not be available on the Closing Date.

(g) Ownership of Company Securities. Neither the Purchaser nor any of its Affiliates beneficially owns any share of Common Stock as of the date hereof.

(h) Access to Information. The Purchaser and its Affiliates have been given access to all Company documents, records and other information, and have had adequate opportunity to ask questions of, and to receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters the Purchaser has deemed relevant to its investment in the Purchased Shares. The representations and warranties of the Purchaser contained in this Section 2.2(h) shall not affect the ability of the Purchaser to rely on the representations and warranties made by the Company pursuant to Section 2.1 of this Agreement.

(i) Interested Stockholder. As of the date hereof, the Purchaser is not an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.

(j) Brokers and Finders. None of the Purchaser, any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees with respect to the purchase of the Purchased Shares or any investment in the Company.

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(k) Non-Reliance. Except as expressly set forth in Section 2.1, the Purchaser acknowledges and agrees that none of the Company or its Company Subsidiaries, nor any other Person, has made any representation or warranty, express or implied, at law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Notwithstanding anything to the contrary, (a) none of the Company or its Company Subsidiaries, nor any other Person, shall be deemed to make to Purchaser or any of its Affiliates any representation or warranty other than as expressly made by the Company in this Agreement and except as expressly covered by a representation and warranty contained in Section 2.1, and (b) none of the Company or its Company Subsidiaries, nor any other Person, has made any representation or warranty to the Purchaser or any of its Affiliates with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its Affiliates or their respective counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations of either (x) the Company and its Company Subsidiaries, or (y) Target or its Subsidiaries, (ii) any other information or documents (financial or otherwise) made available to the Purchaser or its Affiliates or their respective counsel, accountants or advisors with respect to either (x) the Company and its Company Subsidiaries, or (y) Target or its Subsidiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions. During the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing, and (b) the termination of this Agreement in accordance with Section 6.15 (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In addition, the Purchaser and the Company shall use all reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, the approvals and authorizations of, all filings and registrations with, and all notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott

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Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby, including the issuance of Purchased Shares and shares of Common Stock to the Purchaser (upon conversion of any Series A Preferred Stock). Without limiting the foregoing, the Purchaser and the Company shall, as promptly as practicable following the date hereof (but in no event later than ten (10) Business Days following the date hereof), each prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. The Purchaser and the Company will each have the right to review in advance, and, to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, concerning, all the information relating to such other party, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. Each party shall keep the other party apprised of the status of the matters referred to in this Section 3.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries or Affiliates from any Governmental Entity in respect of the transactions contemplated by this Agreement. Each of the Purchaser and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 3.1 as “Outside Counsel Only Material.” Such materials and information contained therein shall be given only to the outside counsel of the recipient and, subject to any additional confidentiality or joint defense agreement the parties may mutually propose and enter into, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of such materials (the Purchaser or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 3.1, materials provided to the other party or its outside counsel may be redacted (i) to remove references concerning valuation, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Neither the Purchaser nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.

3.2 Reasonable Best Efforts to Close. During the Pre-Closing Period, the Company and the Purchaser will use their respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), (b) and (c) and cooperating in seeking to obtain any consent required from Governmental Entities. Notwithstanding any other provision of this Agreement to the contrary, to the extent necessary or required by an applicable Governmental Entity in order to permit the satisfaction of the conditions to Closing set forth in Section 1.3(a), as promptly as practicable, the Purchaser shall offer, accept and agree to, by consent decree or otherwise, impose limitations on the ability of the Purchaser or its Affiliates effectively to acquire, hold or exercise

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full rights of ownership of, any shares of the Company. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the Company or any Company Subsidiary be obligated to enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated by this Agreement or the Merger Agreement.

3.3 Authorized Common Stock. At any time that any Purchased Shares are issued and outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then issued and outstanding pursuant to Article VII of the Series A Certificate. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by the Purchaser or restrictions arising under applicable securities Laws or the Stockholders’ Agreement).

3.4 Certain Adjustments. If, after the date hereof and prior to the Closing, the Company effects any transaction that would have resulted in an adjustment to the Conversion Rate pursuant to Article IX of the Series A Certificate if the Series A Preferred Stock had been issued since the date hereof, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by Article IX of the Series A Certificate if the Series A Preferred Stock had been issued and outstanding since the date hereof.

3.5 Confidentiality. The Purchaser will hold, and will cause its respective Affiliates and their respective directors, officers, employees, agents, attorneys, accountants and financial advisors to hold, in strict confidence, unless disclosure is requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process, and in such cases, the Purchaser shall provide the Company with prompt written notice of the proposed disclosure so that the Company may seek a protective order or other appropriate remedy (and in the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Purchaser will furnish only that portion of such information that the Purchaser is advised by legal counsel is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded such information)), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished to the Purchaser by or on behalf of the Company or its representatives in connection with the investigation of the matters contemplated by, or the negotiations concerning, this Agreement, the Merger Agreement or the Debt Commitment Letter or pursuant to this Agreement or the matters contemplated by this Agreement (except to the extent that such information can be shown (a) to have been previously known to the Purchaser on a non-confidential basis, prior to its disclosure by the Company, from other sources that, after reasonable inquiry, is entitled to disclose such information and is not bound by a contractual, legal or fiduciary obligation to the Company of confidentiality with respect to such information, (b) to have been or to be generally known to the public through no violation of this

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Section 3.5 by the Purchaser, directly or through any of its respective Affiliates and their respective directors, officers, employees, agents, attorneys, accountants and financial advisors, (c) to have been in the possession of the Purchaser on a non-confidential basis, prior to its disclosure by the Company or (d) to be subsequently developed by the Purchaser without using all or any portion of the Information or violating any of the obligations of the Purchaser under this Agreement), and the Purchaser shall not release or disclose such Information to any other person, except its auditors, attorneys, accountants and financial advisors, to the extent that they bear customary obligations of confidentiality to the Purchaser. In addition, nothing in this Section 3.5 shall restrict the disclosure by Purchaser, its Affiliates or its and their respective directors, officers, employees, agents, attorneys, accountants and financial advisors to (x) Permitted Transferees in connection with a proposed transfer of Series A Preferred Stock or Common Stock (it being understood that (i) prior to any such disclosure, the prospective transferee shall be informed of the confidential nature of the information, and (ii) the Purchaser shall be responsible for any breach of this Section 3.5 by such person), or (y) the Purchaser’s existing or prospective limited partners that are bound by a customary written confidentiality obligation that contains reasonable restrictions on the use and disclosure of the Company’s non-public information; provided that for purposes of this clause (y), (i) such Information is limited to financial information and other information regarding the Company or the Company Subsidiaries that is contractually required or customarily provided to existing or prospective investors in the Purchaser, and (ii) the Purchaser shall be responsible for any breach of this Section 3.5 by such person. The Confidentiality Agreement, dated as of January 2, 2019 (the “Confidentiality Agreement”), by and between Catalent Pharma Solutions, LLC and Leonard Green & Partners, L.P., shall remain in full force and effect.

3.6 NYSE Listing of Shares. To the extent it has not already done so, the Company shall promptly apply for listing on the NYSE, subject to official notice of issuance, any share of Common Stock issuable upon the conversion of the Series A Preferred Stock.

3.7 State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of shares of Common Stock upon the conversion of the Series A Preferred Stock or the Series A Preferred Stock, and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and, as to such shares of Common Stock, as of any conversion of the Series A Preferred Stock.

3.8 Negative Covenants. Except as set forth on Section 3.8 of the Company Disclosure Schedules, from the date of this Agreement through the Closing, the Company and the Company Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course and, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), shall not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any shares of the Company; provided, however, that, notwithstanding anything to the contrary set forth in this Section 3.8, this clause (a) shall not be applicable to any Company Subsidiary;

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(b) redeem, repurchase or acquire any capital stock of the Company or any Company Subsidiary, other than repurchases of capital stock (i) approved by the Board of Directors and publicly announced prior to the date hereof, (ii) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms, (iii) from employees, officers or directors of the Company or any Company Subsidiary in the ordinary course of business pursuant to any of the Company’s agreements or plans then in effect, or (iv) of one Company Subsidiary by one or more other Company Subsidiaries or the Company;

(c) authorize or issue any share of capital stock, or reclassify any capital stock, of the Company, or authorize or issue or change the terms of any security exercisable for, exchangeable for or convertible into, capital stock of the Company, other than (i) the authorization and issuance of the Series A Preferred Stock, or (ii) issuances of shares, or securities exercisable for, exchangeable for or convertible into shares of capital stock of the Company to employees, officers and directors of the Company or any Company Subsidiary in the ordinary course of business pursuant to any of the Company’s agreements or plans then in effect; or

(d) amend or otherwise change, or waive any provision of, its certificate of incorporation or bylaws (or similar organizational documents), including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction, in a manner that would adversely affect the Purchaser as a holder of the Series A Preferred Stock or with respect to the rights of the Purchaser under this Agreement, the Registration Rights Agreement or the Stockholders’ Agreement.

3.9 Merger Agreement and Debt Financing. At or prior to the Closing, the Company shall not permit Buyer to, without the prior written consent of the Purchaser, make any amendment, supplement, waiver or other modification to the Merger Agreement that would be materially adverse to the Purchaser. Without limiting the foregoing, the parties agree that it shall be materially adverse to Purchaser to make any amendment, supplement, waiver or other modification to the Merger Agreement to (a) increase the Purchase Price (as defined in the Merger Agreement), or (b) materially modify the conditions to the Merger Closing set forth in Articles 5 and 6 of the Merger Agreement. Prior or to the Closing, the Company shall not permit Buyer to, without the prior written consent of the Purchaser, (i) amend, supplement, waive or modify the Debt Commitment Letter, the Credit Agreement or the Indentures, (ii) enter into any agreement or arrangement relating to or otherwise complete the Debt Financing (or any Alternate Financing) on any terms that are inconsistent with the terms set forth in the Debt Commitment Letter or (iii) otherwise enter into any agreement or arrangement relating to or otherwise complete the Debt Financing (or any Alternate Financing), in the case of each of clauses (i), (ii) and (iii), in a manner that would be materially adverse to the rights and obligations of the Purchaser set forth in the Transaction Documents. The Company shall keep the Purchaser reasonably informed regarding the transactions contemplated by the Merger Agreement and the Debt Commitment Letter, including the expected timing of the Merger Closing and any Effect that would reasonably be expected, individually or in the aggregate along with other Effects, to materially delay the Merger Closing or make the Merger Closing unlikely to occur.

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3.10 Investor Information. The information relating to the Purchaser and its Affiliates that is or will be supplied in writing by the Purchaser or its Affiliates for inclusion in any document (a) filed with the SEC by the Company in connection with this Agreement (including any report filed with the SEC by the Company in connection with the consummation of the transactions contemplated by this Agreement on Form 8-K pursuant to the Exchange Act), or (b) prepared in connection with the consummation of the Debt Financing (or any Alternate Financing), in each case, will not, at the time such document is so filed, furnished or prepared, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Legend.

(a) The Purchaser agrees that all certificates (if any) or other instruments or records representing the Purchased Shares subject to this Agreement (or the shares of Common Stock issuable upon conversion thereof) will bear or contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS’ AGREEMENT, DATED AS OF [•], 2019, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the Purchaser (or any Permitted Transferee), upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, the Company shall promptly cause the first paragraph of the legend to be removed from, or no longer applied to, any certificate for, or record representing, any share of Series A Preferred Stock to be transferred in accordance with the terms of the Stockholders’ Agreement. The Purchaser acknowledges that the Purchased Shares and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state securities Laws and will not sell or otherwise dispose of any of the Purchased Shares or shares of Common Stock issuable upon conversion of the Series A Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws and the Stockholders’ Agreement.

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4.2 Tax Matters.

(a) Each holder of Series A Preferred Stock will timely furnish the Company and its agents with any tax form or certification (including Internal Revenue Service Form W-9, an applicable Internal Revenue Service Form W-8 (together with all applicable attachments), or any successor to such Internal Revenue Service forms) that the Company or its agents reasonably request (i) to permit the Company and its agents to make payments to such holder without, or at a reduced rate of, deduction or withholding, (ii) to enable the Company and its agents to qualify for a reduced rate of reduction or withholding in any jurisdiction from or through which they receive payments, and (iii) to enable the Company and its agents to satisfy reporting and other obligations under the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, or any other applicable Law or regulation, and will update or replace such tax form or certification in accordance with their terms or subsequent amendments. Each holder of Series A Preferred Stock acknowledges that the failure to provide, update or replace any such form or certificate may result in the imposition of withholding or back-up withholding on payments to such holder, or to the Company. Amounts withheld by the Company or its agents that are, in their reasonable judgment, required to be withheld pursuant to applicable tax Laws will be treated as having been paid to the holder of Series A Preferred Stock by the Company. Each holder of Series A Preferred Stock will also provide the Company or its agents with any correct, complete and accurate information or documentation that may be required for the Company to comply with FATCA and to prevent the imposition of United States federal withholding tax under FATCA on payments to or for the benefit of the Company.

(b) Absent a change in Law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree for United States federal income tax and withholding tax purposes not to treat (i) the Purchased Shares (based on their terms as set forth in the Series A Certificate) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5, or (ii) payments made pursuant to Section 1.1(c) of this Agreement as “fixed or determinable annual or periodical income” within the meaning of Treasury Regulations Section 1.1441-2(b) and shall not take any position inconsistent with such treatments.

(c) The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (i) the issuance of the Purchased Shares or (ii) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that any such tax or duty has been paid.

(d) The Purchaser and the Company shall cooperate with each other in connection with any redemption of part of the Purchased Shares and use good-faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code; provided that nothing in this Section 4.2(d) shall require the Company to purchase any of the Purchased Shares; provided, further, that the Company makes no representation or warranty hereunder regarding the tax treatment of any redemption of the Purchased Shares.

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(e) If (i) the Company has issued Indebtedness that is convertible into or exchangeable for any capital stock of the Company (“Convertible Debt”), and (ii) the accrual of any PIK Dividend on the Purchaser’s Series A Preferred Stock would reasonably be expected (as determined by the Company in good faith) to cause the Purchaser to be treated, pursuant to Section 305(b)(2) of the Code, as receiving a distribution of property to which Section 301 of the Code applies as a result of a payment (including interest paid in kind) on the Convertible Debt, then the Company agrees that it will elect to declare and pay a Cash and PIK Dividend on the Purchaser’s Series A Preferred Stock with respect to which the Cash and PIK Dividend Aggregate Cash Amount shall be such amount as the Purchaser shall request in writing but shall in no event be greater than the amount that the Purchaser and the Company reasonably determine is sufficient for the Purchaser to make pro rata cash distributions to its direct or indirect equity holders until each such equity holder receives an amount equal to the product of (A) the greatest of (1) the highest effective marginal combined U.S. federal, state and local income tax rate applicable to a corporation or an individual residing in Los Angeles, California, taking into account the character of such income, (2) the rate imposed under Code Section 871(a), and (3) the rate imposed under Code Section 881(a), multiplied by (B) the value of such Cash and PIK Dividend allocated to such equity holder. For the avoidance of doubt, nothing in this Section 4.2(e) shall limit or restrict the Company’s right to elect to settle any Regular Dividend (or portion thereof) pursuant to a cash payment. Defined terms used in this Section 4.2(e) and not defined in this Agreement shall have the meanings ascribed to such terms in the Series A Certificate.

ARTICLE V

INDEMNITY

5.1 Indemnification by the Company. From and after the Closing, the Company shall indemnify the Purchaser and its Affiliates and its and their officers, directors, managers, employees and agents (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, expenses, damages, actions, suits, proceedings (including any investigation, litigation or inquiry), demands, claims and causes of action (“Losses”) and, in connection therewith and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of (a) the failure of the representations or warranties made by the Company contained in Section 2.1(a), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(f)(1), 2.1(f)(4) or in any certificate delivered pursuant hereto to be true and correct, or (b) the breach of any of the covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that, for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company in accordance with the terms and conditions of this Agreement shall constitute the date upon which such claim has been made.

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5.2 Indemnification by the Purchaser. From and after the Closing, the Purchaser shall indemnify the Company, and its controlled Affiliates and its and their officers, directors, managers, employees and agents (collectively, the “Company Related Parties”) from, and hold each of them harmless against, any and all Losses and, in connection therewith and promptly upon demand, pay or reimburse each of them for all reasonable and documented out-of-pocket costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of (a) the failure of any of the representations or warranties made by the Purchaser contained in Section 2.2(a), 2.2(b)(1), 2.2(b)(2)(i)(A) or 2.2(c) to be true and correct, (b) the breach of any applicable securities Laws in connection with the assignment of the Purchased Shares by the Purchaser, or any of its successors or assigns, to any Permitted Transferee, or (c) the breach of any of the covenants of the Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that, for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser in accordance with the terms and conditions of this Agreement shall constitute the date upon which such claim has been made.

5.3 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought in accordance with the terms and conditions of this Agreement; provided, however, that failure to so notify the Indemnifying Party shall not preclude the Indemnified Party from any indemnification that it may claim in accordance with this Article V unless and to the extent the Indemnifying Party is materially prejudiced by such failure.

(b) Promptly after any Company Related Party or Purchaser Related Party (in such context, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder from, or the commencement of any action, suit or proceeding by, a person unaffiliated with either party or its respective Affiliates, which claim the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (in such context, the “Indemnifying Party”) written notice of such Third Party Claim identifying the nature and the basis of such Third Party Claim to the extent then known, but failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to

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the extent that the Indemnifying Party is materially prejudiced by such failure or delay. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than ten (10) Business Days after notice of such claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate in good faith with the Indemnifying Party and its counsel in all reasonable respects in the defense thereof or the settlement thereof. Subject to the requirements of applicable Law, any material agreement pursuant to which the Indemnified Party or the Indemnifying Party is bound and the applicability of attorney-client privilege, such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. The Indemnifying Party shall bear all reasonable and documented out-of-pocket costs of the Indemnified Party associated with such cooperation by the Indemnified Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense in good faith, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed to (x) assume the defense or settlement of such Third Party Claim, and (y) notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be one or more reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select one (1) separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any provision of this Agreement to the contrary, the Indemnifying Party shall not settle any indemnifiable claim hereunder without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.

5.4 Tax Matters. All indemnification payments under this Article V shall be treated as adjustments to the Aggregate Purchase Price for tax purposes, except as otherwise required by applicable Law.

5.5 Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the Closing, except that (a) the representations and warranties of the Company contained in Sections 2.1(a), 2.1(b), 2.1(c)(1) and 2.1(e) will survive for two (2) years following the Closing, and (b) the representations and warranties of the Purchaser contained in Sections 2.2(a), 2.2(b)(1) or 2.2(c) will survive until the expiration of the applicable statute of limitations. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

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5.6 Limitation on Damages. Notwithstanding any provision of this Agreement to the contrary, except in the case of actual and intentional fraud, no party shall have any liability to the other party in excess of the Aggregate Purchase Price, and neither party shall be liable for any exemplary or punitive damages or any other damages or losses to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

ARTICLE VI

MISCELLANEOUS

6.1 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement, except as set forth in Section 4.2(c).

6.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

6.3 Counterparts; Electronic Transmission. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

6.4 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York (excluding those choice-of-law principles of such State that would permit the application of the Laws of a jurisdiction other than such State), without regard to any conflicts of laws principles that would result in the application of the Laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions

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contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in accordance with the procedures provided in Section 6.6 shall be deemed effective service of process on such party.

6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other address as may be designated in writing by the party to receive such notice.

(a)	If to Purchaser:

c/o Leonard Green & Partners, L.P. 11111 Santa Monica Blvd., #2000
Los Angeles, CA 90025
Attn: Peter Zippelius
E-mail: pzippelius@leonardgreen.com
Fax: 310-954-0404

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn:                 Howard A. Sobel, Jason H. Silvera and Greg Rodgers

E-mail:             howard.sobel@lw.com; jason.silvera@lw.com;

                          greg.rodgers@lw.com

Fax:                  212-751-4864

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(b)	If to the Company:

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attn:                 General Counsel – Steven L. Fasman

E-mail:             GenCouns@catalent.com

Fax:                  (732) 537-6490

with a copy to (which copy alone shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:                 Steven Epstein ; Matthew Soran

E-mail:              steven.epstein@friedfrank.com; matthew.soran@friedfrank.com

Fax:                   212-859-4000

Additionally, so long as the Purchaser owns any shares of Series A Preferred Stock issued pursuant to this Agreement, the Company shall provide to the Purchaser in the manner set forth in this Section 6.6 a copy of any notice, request, instruction or other document given under the Series A Certificate to the Purchaser.

6.7 Entire Agreement. This Agreement (including the Schedules hereto and the documents and instruments referred to in this Agreement) and the Confidentiality Agreement, constitute the entire agreement among the parties, and this Agreement supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby, other than the Confidentiality Agreement.

6.8 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, however, that (a) (i) subject to the terms and conditions of the Stockholders’ Agreement, the Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (ii) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned and (b) the Purchaser may assign Section 4.2 and applicable provisions of this Article VI to any transferee permitted by the terms and conditions of the Stockholders’ Agreement; provided that no such assignment will relieve any such assignor Purchaser of its obligations hereunder prior to the Closing; provided, further, that the Purchaser shall not assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating its obligations hereunder. Any assignment not expressly permitted by this Agreement shall be void ab initio.

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6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the term “Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by Law to close.

(e) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(f) “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under common control with, such specified person; provided, however, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person (except, for the purposes of Sections 3.2, 5.1, 6.16 and 6.17, such portfolio companies shall be deemed Affiliates), or (ii) the Company, any Company Subsidiary, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Purchaser, any Permitted Transferee of the Purchaser or any portfolio company of the Purchaser or any of the Purchaser’s Affiliates for purposes of this Agreement; provided, however, that for the purposes of Section 3.5, any portfolio company of the Purchaser or its Affiliates that (but for clause (i) of this definition) would be an Affiliate of the Purchaser or a Permitted Transferee of the Purchaser will be an Affiliate if the Purchaser, a Permitted Transferee of the Purchaser or any of their respective Affiliates (or any representative on behalf of the Purchaser, any Permitted Transferee of the Purchaser or any of their respective Affiliates) has provided, directly or indirectly, such portfolio company with Information subject to the restrictions in Section 3.5. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Alternate Financing” shall mean the “Alternate Financing”, as defined in the Merger Agreement.

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(h) “Company Material Adverse Effect” shall mean, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) any change in the credit rating of the Company or any Company Subsidiary or any change in the Company’s stock price or trading volume on the NYSE, (ii) any failure by the Company (or any Company Subsidiary) to meet internal or analyst revenue, earnings or other financial projections or expectations for any period or periods, (iii) any Effect that results from changes affecting the industry in which the Company or any Company Subsidiary operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, including any increase in the costs of, or the unavailability or any shortage of, products, supplies and materials purchased by the Company or the Company Subsidiaries from third parties, (iv) any Effect caused by the announcement of the transactions contemplated by the Merger Agreement or this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates or equityholders as the purchaser in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war (whether or not any declaration of war is made) or terrorism, natural disasters, weather or meteorological conditions, changes to climate, pandemics or natural disasters, (vi) any action taken or omitted to be taken by the Company pursuant to the terms and conditions of this Agreement (other than pursuant to the first paragraph of Section 3.8) or otherwise at the written request or with the prior written consent of the Purchaser, (vii) changes in GAAP or other accounting standards (or any interpretation thereof), or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect, and (B) with respect to clauses (iii), (v), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the industries and markets in which the Company and the Company Subsidiaries operate (in which case only the disproportionate Effects may be taken into account in determining whether there has been a Company Material Adverse Effect).

(i) “Company Permit” means any license, certificate, authorization, approval, clearance, exemption, registration or permit issued by any Governmental Entity held by the Company or any Company Subsidiary.

(j) “Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding Inc., as administrative agent, collateral agent and swing line lender and other lenders as parties thereto, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 1, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 9, 2016, and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of October 18, 2017 (including as supplemented by any Incremental Amendment (as defined therein), including in connection with the consummation of the transactions contemplated by the Merger Agreement).

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(k) “Debt Commitment Letter” shall mean the “Debt Commitment Letter”, together with the related fee letter (subject to customary redactions), each in the form as provided to the Purchaser at 5:12 p.m., New York City Time on April 13, 2019.

(l) “Debt Financing” shall mean the “Debt Financing”, as defined in the Merger Agreement.

(m) “Effect” shall mean any change, event, effect, development or circumstance.

(n) “Environmental Law” shall mean any Laws regulating, relating to or imposing standards of conduct concerning protection of the environment or of human health and safety as related to exposure to hazardous substances.

(o) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

(p) “FATCA” shall mean Section 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and applicable intergovernmental agreements and related legislation or official administrative rules or practices with respect thereto.

(q) “Governmental Entity” shall mean any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or -owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(r) “Indentures” shall mean, collectively, that certain (i) Indenture, dated December 9, 2016, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, (ii) Indenture, dated October 18, 2017, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, and (iii) (A) the indenture relating to issuance of senior unsecured notes or other debt securities, or (B) the bridge loan agreement relating to senior unsecured increasing rate loans, in each case, entered into in connection with the consummation of the transactions contemplated by the Merger Agreement.

(s) “Intellectual Property” shall mean all worldwide intellectual property rights, whether or not registered, including patents, utility models, trademarks, service marks, trade names, corporate names, and trade dress (and all goodwill relating thereto), domain names, copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof.

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(t) “Knowledge of the Company” shall mean the actual knowledge, after reasonable inquiry of their respective direct reports, of one or more of John Chiminski, Wetteny Joseph, Steven L. Fasman or Scott Gunther.

(u) “Knowledge of the Purchaser” shall mean the actual knowledge, after reasonably inquiry of their respective direct reports, of one or more of Peter Zippelius, John Baumer or Andrew Goldberg.

(v) “Law” shall mean any law, statute, constitution, principle of common law, ordinance, regulation and Order of any Governmental Entity.

(w) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(x) “Material Adverse Impact” means any Effect that would, individually or in the aggregate with one or more other Effects, would reasonably be expected to have a material adverse effect on the Company’s and its Subsidiaries’ (taken as a whole) ability to operate in the ordinary course of business consistent with past practice.

(y) “Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyl, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radioactivity, and any other substance regulated pursuant to or that could give rise to liability under any Environmental Law.

(z) “Merger Closing” shall mean the “Closing”, as defined in the Merger Agreement.

(aa) “Merger Closing Date” shall mean the “Closing Date”, as defined in the Merger Agreement.

(bb) “Order” shall mean any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Governmental Entity.

(cc) “Permitted Transferee” shall mean any “Permitted Transferee”, as defined in the Stockholders’ Agreement.

(dd) “Plan” shall mean (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any Company Subsidiary is a part, or any such employee pension benefit plan to which the Company or any Company Subsidiary is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any Company Subsidiary, maintains, sponsors, is a party to, or as to which the Company or any Company Subsidiary otherwise has any material obligation or material liability in respect of its employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

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(ee) “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, in substantially the form attached hereto as Schedule B.

(ff) “SEC” shall mean the U.S. Securities and Exchange Commission.

(gg) “Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, in substantially the form attached hereto as Schedule C.

(hh) “Target Material Adverse Effect” shall mean a “Company Material Adverse Effect”, as defined in the Merger Agreement.

(ii) “Tax Return” shall mean any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attachments thereto), including any information return, claim for refund, amended return and declaration of estimated Tax.

(jj) “Taxes” shall mean all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax of any kind whatsoever, and such term shall include any interest, penalties, fines, or additions to tax attributable to such taxes, charges, fees, levies or other assessments, and any liability for Taxes (as heretofore defined) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof and any analogous or similar provision under Law).

(kk) “Transaction Documents” shall mean this Agreement, the Series A Certificate, the Registration Rights Agreement and the Stockholders’ Agreement.

(ll) “Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and their permitted assigns), any benefit, right or remedy, other than (a) the Indemnified Parties pursuant to Article V, and (b) Buyer shall be a direct third party beneficiary of the covenants and agreements of the Purchaser set forth in Article I of this Agreement, entitled the rights and benefits of the Company set forth therein and the right to enforce the Purchaser’s full compliance with such provisions as if Buyer were a party to this Agreement.

6.13 Public Announcements. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed, each of the parties will cooperate in good faith with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Purchaser (or the Purchaser’s Affiliates) will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld, conditioned or delayed), and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding anything to the contrary in the foregoing, this Section 6.13 shall not apply to any press release or other public statement made by the Company or the Purchaser (or the Purchaser’s Affiliates) which (a) is consistent with prior disclosure (including pursuant to any communications plan agreed to between the Company and the Purchaser and its Affiliates prior to such disclosure) and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement, or (b) is made, in compliance with the terms and conditions of Section 3.5, to its (1) auditors, attorneys, accountants, financial advisors, or Permitted Transferees, or (2) limited partners.

6.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not fully performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach of any covenant or agreement set forth in this Agreement, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof or an injunction or injunctions restraining any such breach or threatened breach, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

6.15 Termination. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

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(b) by the Company or the Purchaser, upon written notice to the other party given at any time on or after five Business Days after August 14, 2019, in the event that the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement pursuant to this Section 6.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date;

(c) without any action by either party, if the Merger Agreement is terminated in accordance with its terms at any time prior to the Closing;

(d) by written notice given by the Company to the Purchaser in accordance with the terms and conditions of this Agreement, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(1) or (2) would not be satisfied and which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(e) by written notice given by the Purchaser to the Company in accordance with the terms and conditions of this Agreement, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(1) or (2) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

6.16 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 6.15, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 3.5 (Confidentiality), 6.2 to 6.14 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance) and Section 6.17 (Non-Recourse) shall survive the termination of this Agreement.

6.17 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties, including entities that become parties after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party or any former, current or future equityholder, controlling person, director,

41

officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of page intentionally left blank.]

42

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

CATALENT, INC.

By:	/s/ John Chiminski
Name:	John Chiminski
Title:	Chief Executive Officer

[Signature Page to Equity Commitment and Investment Agreement]

GREEN EQUITY INVESTORS VII, L.P.

By: GEI Capital VII, LLC, its General Partner
By:	/s/ Pete Zippelius
Name:	Pete Zippelius
Title:	Senior Vice President

GREEN EQUITY INVESTORS SIDE VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:	/s/ Pete Zippelius
Name:	Pete Zippelius
Title:	Senior Vice President

[Signature Page to Equity Commitment and Investment Agreement]

SCHEDULE A

Form of Series A Certificate

[See Attached]

SCHEDULE A

CATALENT, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, Steven L. Fasman, does hereby certify that:

1.	I am the Secretary of Catalent, Inc., a Delaware corporation (the “Corporation”).

2.	The Corporation is authorized to issue 100,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued prior to the date hereof.

3.	The following resolutions were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation (the “Charter”) provides for a class of its authorized stock known as Preferred Stock, consisting of 100,000,000 shares, par value $0.01 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, and the number of shares of such series; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the powers, preferences, rights, qualifications, limitations, restrictions and other matters relating to a series of shares of preferred stock, which shall initially consist of [●]1 shares of preferred stock that the Corporation has the authority to issue as Series A Convertible Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

[1]	Note to Draft: To equal number of shares set forth in the “Purchase Notice” to be delivered by the Corporation pursuant to the Investment Agreement.

ARTICLE I

DESIGNATION AND FORM

The shares of such series shall be designated “Series A Convertible Preferred Stock” and the number of shares constituting such series shall initially be [●] (the “Series A Preferred Stock”). Subject to the terms and conditions set forth in Article VI, the number of shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares of Series A Preferred Stock then issued and outstanding) by (a) further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof, and (b) the filing of an amendment to this Certificate of Designation pursuant to the applicable provisions of the DGCL stating that such increase, or decrease, as applicable, has been so authorized. Series A Preferred Stock will be evidenced in book-entry form and shall not be certificated.

ARTICLE II

CURRENCY

All shares of Series A Preferred Stock shall be denominated in United States dollars, and all payments and distributions thereon or with respect thereto shall be made in United States dollars. All references herein to “$” or “dollars” refer to United States dollars.

ARTICLE III

RANKING

The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank:

A.     senior to each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event, including the shares of common stock of the Corporation, par value $0.01 per share (the “Common Stock”) (all such Capital Stock, including the Common Stock, collectively, the “Junior Stock”);

B.     on a parity basis with each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event (all such Capital Stock collectively, the “Parity Stock”); and

C.     junior to each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the shares of Series A Preferred Stock with respect to dividend rights or rights upon a Liquidation Event (all such Capital Stock collectively, the “Senior Stock”).

The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank junior to any and all existing or future claims in respect of Indebtedness of the Corporation or any of its Subsidiaries.

ARTICLE IV

DIVIDENDS

A.     Each share of Series A Preferred Stock shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) 5.00% per annum of the Stated Value of such share as of the Record Date for such dividend (such rate per annum, as may be adjusted pursuant to the terms and conditions hereof, including Section (H) of this Article IV, the “Dividend Rate”; each such dividend on the Series A Preferred Stock, a “Regular Dividend” and, collectively, the “Regular Dividends”), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property (including, for the avoidance of doubt, any securities), authorized and declared by the Board of Directors on the issued and outstanding shares of Common Stock in an amount determined by assuming that the number of shares of Common Stock into which such share of such Series A Preferred Stock could be converted pursuant to Section (C) of Article VII on the applicable Record Date for such dividend or distribution on the Common Stock were issued to, and held by, the Holder of such share of Series A Preferred Stock on such Record Date (each such dividend on the Series A Preferred Stock pursuant to this clause (ii), a “Participating Dividend” and, collectively, the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”). For purposes of this Certificate of Designation, the term “Stated Value” shall mean $1,000.00 per share of Series A Preferred Stock, as adjusted pursuant to Sections (C) and (D) of this Article IV, as applicable.

B.     Regular Dividends shall be payable quarterly in arrears, if, as and when authorized and declared by the Board of Directors, or any duly authorized committee thereof, to the extent not prohibited by law, on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual of interest thereon to the actual payment date), commencing on [•], 20192 (each such payment date, a “Regular Dividend Payment Date,” and the period from, and including, the Issue Date to, and including, the first Regular Dividend Payment Date and each such quarterly period thereafter from, but excluding, the immediately preceding Regular Dividend Payment Date to, and including, the next occurring Regular Dividend Payment Date, a “Regular Dividend Period”). The amount of Regular Dividends payable in respect of each share of Series A Preferred Stock for any period shall be computed on the basis of a 360-day year consisting of twelve thirty-day months. Regular Dividends shall begin to accrue from the Issue Date whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate and, if not declared and paid, shall be cumulative, regardless of whether or not in any Regular Dividend Period there are funds of the Corporation legally available for the payment of such Regular Dividend. In the event that the Board of Directors has authorized the payment of any

2 Note to Draft: First Regular Dividend Payment Date following the Issue Date.

Regular Dividend, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in this Certificate of Designation, settle such Regular Dividend in cash out of funds legally available therefor, in-kind pursuant to the terms and conditions of Section (C) of this Article IV, or a combination of cash and in-kind settlement pursuant to the terms and conditions of Section (D) of this Article IV, and the Corporation shall set aside sufficient funds for the portion of any Regular Dividend to be paid in whole or in part in cash before the Board of Directors or any other authorized Person may declare, set apart funds for or pay any dividend on the Junior Stock; provided, however, that, to the extent any such payment in cash is prohibited by the Specified Contract Terms, such payment will be made in-kind in accordance with the terms and conditions of Section (C) of this Article IV. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date, a “Participating Dividend Payment Date” and, together with a Regular Dividend Payment Date, a “Dividend Payment Date”). Participating Dividends are payable on a cumulative basis once declared, regardless of whether or not there are then funds of the Corporation available for the payment of such Participating Dividend pursuant to law or Specified Contract Terms.

C.     With respect to each share of Series A Preferred Stock, any Regular Dividend or portion thereof in respect of such share of Series A Preferred Stock that has accrued during any applicable Regular Dividend Period but is not paid (in whole or in part) in cash on the applicable Regular Dividend Payment Date (the amount of any accrued and unpaid Regular Dividend with respect to any share of Series A Preferred Stock for any Regular Dividend Period, regardless of whether such Regular Dividend is paid in cash or kind, the “Accrued Dividend Amount” with respect to such share of Series A Preferred Stock for such Regular Dividend Period) shall, regardless of whether or not such Regular Dividend is authorized and declared by the Board of Directors, or whether the Corporation has assets legally available to make payment thereof, be added to the Stated Value of such share of Series A Preferred Stock immediately following the Close of Business on such Regular Dividend Payment Date. Any such addition of the Accrued Dividend Amount in respect of a share of Series A Preferred Stock to the Stated Value of such share of Series A Preferred Stock pursuant to this Section (C) of Article IV is referred to herein as a “PIK Dividend.” The Accrued Dividend Amount in respect of any Regular Dividend Period that is not paid (in whole or in part) in cash shall, without duplication of any prior PIK Dividends (if any) only be added to the Stated Value of such share of Series A Preferred Stock once. Regular Dividends with respect to each share of Series A Preferred Stock shall continue, from and after the date of each PIK Dividend, if any, to accrue in an amount per annum equal to the Dividend Rate (as such amount per annum may be adjusted pursuant to the terms and conditions hereof) of the Stated Value of such share of Series A Preferred Stock as of the relevant Record Date. Notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will not be permitted to make any PIK Dividend election to the extent such election would violate the listing standards of the Principal Stock Exchange; provided, however, that nothing herein will affect the compounding of any Regular Dividend that the Corporation does not pay in cash (which compounding will apply even if the Corporation is otherwise prohibited from electing to make any PIK Dividend pursuant to this sentence).

D.     In the event that the Board of Directors has authorized and declared the payment of a Regular Dividend and the settlement of such Regular Dividend payment in part by payment of cash to each Holder of shares of Series A Preferred Stock and in part pursuant to a PIK Dividend (any such Regular Dividend, a “Cash and PIK Dividend”), the Corporation shall, on the applicable Regular Dividend Payment Date and in respect of each share of Series A Preferred Stock, (i) pay to the Holder thereof an amount of cash equal to the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock, and (ii) add to the Stated Value of such share of Series A Preferred Stock an amount equal to (A) the Accrued Dividend Amount with respect to such share of Series A Preferred Stock for the Regular Dividend Period ending on, and including, such Regular Dividend Payment Date, minus (B) the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock. If the Board of Directors declares a Cash and PIK Dividend, and any portion of the cash payment of such Cash and PIK Dividend per share of Series A Preferred Stock is not paid pursuant to the terms of this Article IV, then such portion shall be added to the Stated Value of such share of Series A Preferred Stock in accordance with the terms of this Section (D) of Article IV.

E.     In the event that the Board of Directors has authorized and declared the payment of a Participating Dividend, such Participating Dividend shall be paid in a manner consistent with the payments of dividends on the shares of Common Stock. The Corporation will not declare any dividend or distribution on the Common Stock unless, concurrently therewith, the Corporation declares a corresponding Participating Dividend in accordance with Section (A) of this Article IV.

F.     Except as otherwise provided herein, if at any time the Corporation pays, in cash, less than the total amount of Dividends then accrued, but unpaid, with respect to the shares of Series A Preferred Stock, such cash payment shall be distributed pro rata among the Holders thereof based upon the Stated Value of all shares of Series A Preferred Stock held by each such Holder as of the Record Date for such payment. When Dividends are not paid in full upon the Series A Preferred Stock, all dividends declared on Series A Preferred Stock and any other class or series of Parity Stock shall be paid pro rata so that the amount of dividends so declared on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued, but unpaid, Dividends (for the full amount of dividends that would be payable for the most recently completed Regular Dividend Period if dividends were declared in full on non-cumulative Parity Stock) on the Series A Preferred Stock and such other class or series of Parity Stock bear to each other.

G.     Within one Business Day of the Record Date for any Regular Dividend, the Corporation will send written notice to each Holder of shares of Series A Preferred Stock stating (i) whether such Regular Dividend will be paid in cash, by increasing the Stated Value of each share of Series A Preferred Stock pursuant to Section (C) of this Article IV, or pursuant to a Cash and PIK Dividend pursuant to Section (D) of this Article IV, and (ii) if such Regular Dividend will be paid, at least in part, by increasing the Stated Value of a share of Series A Preferred Stock pursuant to Section (C) of this Article IV or pursuant to a Cash and PIK Dividend pursuant to Section (D) of this Article IV, the Stated Value of each share of Series A Preferred Stock immediately before and immediately after the applicable increase. If the Corporation fails to send such written notice at or before the Close of Business on the Business Day immediately following the Record Date for any Regular Dividend, then the Corporation will be deemed to have irrevocably elected to pay such Regular Dividend solely by increasing the Stated Value of each share of Series A Preferred Stock pursuant to Section (C) of this Article IV.

H.     If the quotient obtained by dividing the Year Four Price by the Announcement Price is (i) eighty percent (80.0%) or greater, but less than one hundred percent (100%), then, effective from and after the four-year anniversary of the Issue Date, the Dividend Rate shall be automatically adjusted to 6.50% per annum, or (ii) less than eighty percent (80%), then, effective from and after the four-year anniversary of the Issue Date, the Dividend Rate shall be automatically adjusted to 8.00% per annum; provided, however, that, if the quotient obtained by dividing the Year Four Price by the Announcement Price is equal to or greater than the quotient obtained by dividing the S&P Year Four Price by the S&P Announcement Price, then (x) no adjustment to the Dividend Rate shall be made on the four-year anniversary of the Issue Date, and (y) in lieu of such adjustment, if, on the five-year anniversary of the Issue Date, the quotient obtained by dividing the Year Five Price by the Announcement Price is (I) eighty percent (80.0%) or greater, but less than one hundred percent (100%), then, effective from and after the five-year anniversary of the Issue Date, the Dividend Rate shall be automatically adjusted to 6.50% per annum, or (II) less than eighty percent (80%), then, effective from and after the five-year anniversary of the Issue Date, the Dividend Rate shall be automatically adjusted to 8.00% per annum. For the avoidance of doubt, in the event that the Year Four Price or Year Five Price, as applicable, is equal to or in excess of the Announcement Price, no adjustment or modification to the Dividend Rate shall be made hereunder. Except as set forth in this Section (H) of Article IV, the Dividend Rate shall not be subject to any adjustment or modification hereunder.

I.     Subject to the terms and conditions of Articles VII and VIII, for so long as any share of Series A Preferred Stock remains issued and outstanding, from and after the time, if any, that the Corporation shall have failed to satisfy any accrued, but unpaid, Regular Dividend for all prior Regular Dividend Periods in accordance with the terms and conditions of this Article IV or failed to pay or distribute, as applicable, any unpaid Participating Dividend in accordance with the terms and conditions of this Article IV, no dividend shall be declared, paid or set apart for payment, and no other distribution declared or made, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption or other purchase of any such Junior Stock) by the Corporation, directly or indirectly, until (i) the unpaid Accrued Dividend Amount for all prior Regular Dividend Periods, together with the amount of all unpaid Participating Dividends, if any, with respect to each share of Series A Preferred Stock shall have been paid in full, or (ii) all such Dividends have been or contemporaneously are declared and a sum sufficient for the payment of such Accrued Dividend Amount together with any unpaid Participating Dividend with respect to each share of Series A Preferred Stock has been or is set aside for the benefit of the Holders, in each case without the prior written consent of the Majority Holders; provided, however, that the foregoing limitation shall not apply to:

1.

purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries;

2.

an exchange, redemption, reclassification or conversion of any class or series of Junior Stock solely for any other class or series of Junior Stock (and cash payments in lieu of issuing fractional shares of such Junior Stock);

3.

any dividend in the form of shares, warrants, options or other rights where the dividended shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as those on which the dividend is being paid or ranks equal or junior to such shares;

4.	any distribution, to holders of Junior Stock, of Junior Stock or rights to purchase Junior Stock; or

5.

any dividend in connection with the implementation of a bona fide stockholder rights or similar plan, or a redemption or repurchase of any Junior Stock pursuant to any such stockholder rights or similar plan.

ARTICLE V

LIQUIDATION, DISSOLUTION OR WINDING UP

A.     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Corporation, subject to the rights of any class or series of Senior Stock and before any distribution or payment shall be made to any holder of any Junior Stock, and subject to Section (C) of this Article V, each Holder shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of:

1.

the sum of (a) the Stated Value with respect to such share, plus (b) any unpaid Participating Dividend as of the date of the liquidating payment, plus (c) without duplication of any accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends with respect to such share through, but excluding, the date of the liquidating payment; and

2.

the amount that such Holder would have received had such Holder, as of the commencement of such Liquidation Event, converted each share of Series A Preferred Stock held by such Holder into Conversion Shares (as defined below) pursuant to Section (C) of Article VII using the then-applicable Conversion Price (the greater of the applicable amounts referred to in Sections (A)(1) and (A)(2) of this Article V, the “Liquidation Preference”).

B.     No Holder shall (i) be entitled to any payment in respect of its shares of Series A Preferred Stock in the event of any Liquidation Event other than payment of the Liquidation Preference expressly provided for in Section (A) of this Article V, or (ii) have any further right or claim to any of the Corporation’s remaining assets, including any right or claim to participate in the receipt of any payment on Junior Stock in connection therewith (except as provided in Section (A)(2) of this Article V).

C.     If, in connection with any liquidating distribution pursuant to Section (A) of this Article V, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the applicable Liquidation Preference payable on the shares of Series A Preferred Stock and the corresponding liquidating distributions payable on the shares of Parity Stock, if any, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective aggregate liquidating distributions that would be payable on all such shares if all amounts payable thereon were paid in full.

D.     For purposes of this Article V, the (i) merger, consolidation, exchange, amalgamation or combination of the Corporation with or into any other entity, (ii) merger, consolidation, exchange, amalgamation or combination of any other entity with or into the Corporation, or (iii) sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation, in each case, shall not constitute a Liquidation Event.

ARTICLE VI

VOTING RIGHTS

A.     Except as otherwise required by law, (i) each Holder shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock held of record by such Holder could then be converted pursuant to Section (C) of Article VII as of the Record Date for the determination of stockholders entitled to vote or consent on the applicable matter(s) or, if no such Record Date is established, at the date such vote or consent is taken or any written consent of such stockholders is first executed, (ii) except as otherwise provided in this Article VI and subject to the requirements of applicable law, the Holders shall be entitled to vote as a single class together with the holders of shares of Common Stock (and, to the extent applicable, with the holders of any other class or series of Capital Stock of the Corporation) on all matters submitted for a vote of or consent by holders of shares of Common Stock (subject to that certain Stockholders’ Agreement, to be entered into as of the Issue Date, by and between the Corporation, Green Equity Investors VII, L.P., a Delaware limited partnership, and Green Equity Investors Side VII, L.P., a Delaware limited partnership (as may be amended from time to time, the “Stockholders’ Agreement”) with respect to the election of directors), (iii) each Holder shall be entitled to notice of all meetings of the holders of shares of Common Stock (or of any proposed action by written consent of such holders) in accordance with the Bylaws as if the Holders were holders of shares of Common Stock, and (iv) so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b) of the Stockholders’ Agreement, the Holders shall be entitled to vote as a single class on the election of such director as provided in Section (C) of this Article VI.

B.     For so long as any share of Series A Preferred Stock remains issued and outstanding, the Corporation shall not, without first obtaining the written consent of the Majority Holders or the affirmative vote of the Majority Holders at a meeting of all Holders called for that purpose, take any of the following actions:

1.

any change, amendment, alteration or repeal (including as a result of a merger, consolidation, exchange, amalgamation, combination, or other similar or extraordinary transaction) of any provision of the Charter or the Bylaws that would have an adverse effect on the rights, preferences, privileges or voting powers of the shares of Series A Preferred Stock;

2.

any change, amendment, alteration or repeal (including as a result of a merger, consolidation, exchange, amalgamation, combination, or other similar or extraordinary transaction) of any provision of the Charter, or any other action, in each case to authorize (or increase the number of authorized shares of), create, classify, reclassify or issue any Parity Stock (or any additional shares of Series A Preferred Stock) or Senior Stock; provided, however, that, effective as of such time there are fewer than 100,000 shares of Series A Preferred Stock issued and outstanding, the approval right of the Majority Holders pursuant to this Section (B)(2) of Article VI shall automatically terminate and be of no further force or effect without the requirement of any additional action by any Holder or the Corporation; or

3.

cause the Corporation and its Subsidiaries to incur any Indebtedness to the extent such incurrence would cause the Corporation’s Total Leverage Ratio for any applicable Test Period to exceed 6:00:1:00 determined on a Pro-Forma Basis (as the terms “Indebtedness,” “Total Leverage Ratio,” “Test Period,” “Pro-Forma Basis” and all related and constituent defined terms, including “Consolidated Total Debt” and “Consolidated EBITDA,” are defined in the Credit Agreement).

Upon the first date that all shares of Series A Preferred Stock cease to be issued and outstanding, the provisions set forth in the foregoing Sections (B)(1) through (B)(3) of this Article VI shall (unless terminated earlier in accordance with the terms and conditions of any such provision) automatically terminate and be of no further force or effect without the requirement of any additional action by any of the Holders or the Corporation.

C.     For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b) of the Stockholders’ Agreement, the Majority Holders shall have the right to elect and appoint one member of the Board of Directors at any meeting of stockholders of the Corporation at which directors are to be elected or appointed, except such meetings for the purpose of filling vacancies or newly created directorships (other than for the purpose of filling a vacancy or newly created directorship to be filled by the person to be elected by the Majority Holders), voting as a separate class from the holders of shares of Common Stock (and, to the extent applicable, as a separate class from the holders of any other class or series of Capital Stock of the Corporation) or by execution of a written consent in lieu of such vote. Any Person elected or appointed pursuant to this Article VI shall, at all times, serve a one-year term and shall not be designated as a member of any class of directors of the Corporation (it being acknowledged and agreed that such Person (or such Person’s designated successor in accordance with the Stockholders’ Agreement and Section (D) of this Article VI) shall be a nominee for election at the Corporation’s 2019 annual meeting of stockholders of the Corporation and each subsequent meeting of stockholders of the Corporation at which directors are to be elected or appointed, except such meetings for the purpose of filling vacancies or newly created directorships (other than a vacancy to be filled by the person to be elected by the Majority Holders)).

D.     In the event of the death, resignation, retirement, disqualification, disability or removal of a director elected or appointed by the Majority Holders, the Majority Holders may, to the extent the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b) of the Stockholders’ Agreement at such time, elect or appoint a replacement designee to fill the resulting vacancy; provided that, if a director elected by the Majority Holders is removed for cause, the replacement designee shall not be the same person who was so removed. Other than for cause, a director elected or appointed by the Majority Holders may not be removed by the Board of Directors or the stockholders of the Corporation without the prior written consent of the Majority Holders.

E.     For purposes of clarification, any right of election, designation or appointment hereunder by the Majority Holders, as of any time of determination, shall mean a right of election, designation or appointment of such Holders at such time of determination as determined by the written consent, or affirmative vote at a meeting called for that purpose, of the Majority Holders.

F.     For so long as any share of Series A Preferred Stock remains issued and outstanding, the Holders shall be entitled to vote as a single class on any amendment to this Certificate of Designation that relates solely to the terms of the Series A Preferred Stock and holders of shares of Common Stock shall not be entitled to vote thereon.

G.     For so long as any share of Series A Preferred Stock remains issued and outstanding, any action required or permitted to be taken by the Holders of shares of Series A Preferred Stock may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Majority Holders and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of holders of any other class or series of Capital Stock of the Corporation are recorded.

ARTICLE VII

CONVERSION

A.     Mandatory Conversion Right of the Corporation. Subject to the terms and conditions of this Article VII (including the conversion procedures set forth in Section (D) of this Article VII), at any time after the third anniversary of the Issue Date, if the 30-Day VWAP, measured as of the date that the Corporation’s Notice of Mandatory Conversion is sent pursuant to Section (B) of this Article VII, exceeds 150% of the Conversion Price, the Corporation shall have the right (but not the obligation) to convert (a “Mandatory Conversion”) all (and not less than all) of the then-issued-and-outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Corporation for any Mandatory Conversion pursuant to this Section (A) of Article VII, the “Mandatory Conversion Date” and the foregoing right of the Corporation, the “Mandatory Conversion Right”). In the case of a Mandatory Conversion, each Holder shall be entitled to receive, in respect of all of such Holder’s shares of Series A Preferred Stock (the number of such shares, a Holder’s “Mandatory Converting Amount”), (i) a number of whole shares of Common Stock equal to the product of (A) such Holder’s Mandatory Converting Amount, multiplied by (B) the quotient of (1) the sum of (x) the Stated Value of one share of Series A Preferred Stock as of the Mandatory Conversion Date, plus (y) the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock, as of the Mandatory Conversion Date, plus (z) without duplication of all accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends per share of Series A Preferred Stock through, but excluding, the Mandatory Conversion Date, divided by (2) the Conversion Price as of the Mandatory Conversion Date, and (ii) cash in lieu of any fractional share of Common Stock otherwise due (but for the requirement to deliver only whole shares) under clause (i), determined in accordance with Section (H) of Article IX; provided, however, that, if the Mandatory Conversion Date occurs on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date and Dividends have been declared for such Dividend Payment Date, then (aa) on such Dividend Payment Date, such Dividend will be paid to the Holder of each share of Series A Preferred Stock as of the Close of Business on the applicable Record Date for such Dividend, notwithstanding the Corporation’s exercise of its Mandatory Conversion Right, and (bb) the amount of such Dividend, if a Regular Dividend, will not be included in the Stated Value referred to in clause (i)(B)(1)(x) above or added pursuant to clause (i)(B)(1)(z) above; provided, further, that the Corporation will in no event fix a Mandatory Conversion Date that is on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date unless the Board shall have authorized and declared such Dividend and the Corporation shall have set aside the full amount of such Dividend due on such Dividend Payment Date.

B.     Mandatory Conversion Process. If the Corporation elects to effect a Mandatory Conversion, the Corporation shall provide written notice of the Mandatory Conversion to each Holder of shares of Series A Preferred Stock (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Corporation shall be at least five (5) Business Days and not more than fifteen (15) Business Days after the date on which the Corporation provides the Notice of Mandatory Conversion to each such Holder pursuant to this Section (B) of Article VII. The Notice of Mandatory Conversion shall state, as appropriate: (i) the Mandatory Conversion Date selected by the Corporation; (ii) the Conversion Price as in effect on the date of the Notice of Mandatory Conversion; (iii) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price referred to in the immediately preceding clause (ii); and (iv) to the extent applicable pursuant to the first proviso in Section (A) of this Article VII, the amount of Dividends to be paid to such Holder on the next Dividend Payment Date. Notwithstanding anything to the contrary in this Article VII, the Corporation may not issue a Notice of Mandatory Conversion or effect a Mandatory Conversion or settle any such conversion unless the Liquidity Conditions are satisfied, as of the date such notice is sent, as of the related Mandatory Conversion Date and as of the date the Mandatory Conversion is settled, with respect to the shares of Common Stock to be issued in connection therewith.

C.     Optional Conversion Right of the Holders. Subject to the terms and conditions of this Article VII (including the conversion procedures set forth in Section (D) of this Article VII), at any time after the twelve-month anniversary of the Issue Date (or, if earlier, the date the Corporation sends any Change of Control Notice), each Holder of shares of Series A Preferred Stock shall have the right, at such Holder’s option, to convert any or all of such Holder’s shares of Series A Preferred Stock (a Holder’s “Optional Conversion Right”), and the total number of shares of Series A Preferred Stock subject to a Holder’s exercise of its Optional Conversion Right (such number, a Holder’s “Optional Converting Amount”) shall be converted into (i) a number of whole shares of Common Stock equal to the product of (A) such Holder’s Optional Converting Amount, multiplied by (B) the quotient of (1) the sum of (x) the Stated Value of one share of Series A Preferred Stock as of the related Optional Conversion Date, plus (y) the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock, as of such Optional Conversion Date, plus (z) without duplication of any accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends per share of Series A Preferred Stock through, but excluding, such Optional Conversion Date, divided by (2) the Conversion Price as of such Optional Conversion Date, and (ii) cash in lieu of any fractional share otherwise due (but for the requirement to deliver only whole shares) under clause (i), determined in accordance with Section (H) of Article IX; provided, however, that, if the applicable Optional Conversion Date for the conversion of any share of Series A Preferred Stock occurs on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date and Dividends have been declared for such Dividend Payment Date, then (x) on such Dividend Payment Date, such Dividend will be paid to the applicable Holder of each share of Series A Preferred Stock as of the Close of Business on the applicable Record Date for such Dividend, notwithstanding any such Holder’s exercise of its Optional Conversion Right, and (y) the amount of such Dividend, if a Regular Dividend, will not be included in the Stated Value referred to in clause (i)(B)(1)(x) above or added pursuant to clause (i)(B)(1)(z) above. Notwithstanding anything to the contrary set forth in this Section (C) of Article VII, in no event shall a Holder be entitled to exercise its Optional Conversion Right in respect of fewer than 25,000 shares of Series A Preferred Stock (unless such Holder’s exercise of its Optional Conversion Right is in respect of all remaining shares of Series A Preferred Stock held by such Holder).

D.     Conversion Procedures. A Holder must comply with each of the following requirements in order to convert its Optional Converting Amount pursuant to Section (C) of this Article VII:

1.	complete and manually sign the conversion notice substantially in the form of Annex A attached hereto (the “Notice of Conversion”), and deliver such Notice of Conversion to the Conversion Agent;

2.	if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

3.	if required, pay any share transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to the Investment Agreement.

The “Optional Conversion Date” shall mean the date on which a holder complies with the procedures set forth in this Section (D) of Article VII.

E.     Effect of Conversion. Except to the extent provided in the first proviso to Section (A) of this Article VII or in the proviso to Section (C) of this Article VII, effective immediately as of to the Close of Business on the Mandatory Conversion Date or the Optional Conversion Date, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding.

F.     Record Holder of Securities Underlying a Conversion or Redemption; Settlement of Conversion Shares. The Holder of shares of Series A Preferred Stock subject to any exercise of (i) the Corporation’s Mandatory Conversion Right, (ii) a Holder’s Optional Conversion Right, or (iii) the Corporation Optional Redemption Right pursuant to Section (A) of Article VIII (to the extent, if any, that the Corporation shall elect to issue shares of Common Stock pursuant to such redemption), in each case, entitled to receive the shares of Common Stock issuable upon such conversion or redemption (such shares of Common Stock, the “Conversion Shares”) shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the Mandatory Conversion Date, the Optional Conversion Date or the Corporation Optional Redemption Date (as defined below), respectively; provided, however, that such Holder may identify one or more other Persons to receive such Conversion Shares in connection with any such conversion or redemption in such Holder’s Notice of Conversion (or, in the case of a Mandatory Conversion, in a written notice sent to the Corporation no later than the Business Day immediately following the related Mandatory Conversion Date) or documentation necessary to consummate such redemption duly submitted to the Conversion Agent or the Corporation, as applicable. In the case of a conversion, as promptly as practicable on or after the applicable Optional Conversion Date or Mandatory Conversion Date (and in no event later than the third Trading Day thereafter), the Corporation shall issue to such record holder(s) the number of whole Conversion Shares issuable upon such conversion (and deliver payment of cash in lieu of any fractional share of Common Stock otherwise due (but for the requirement to issue only whole shares), as determined in accordance with Section (H) of

Article IX)). In the case of any exercise of the Corporation Optional Redemption Right (to the extent, if any, that the Corporation shall elect to issue shares of Common Stock pursuant to such redemption), the related Conversion Shares will be issued on the related Corporation Optional Redemption Date. Conversion Shares shall not be certificated and shall be registered in the name of DTC’s nominee and delivered to the DTC (or the DTC custodian of the Common Stock) or, if directed otherwise by the applicable Holder, to the account so directed. In the event that a Holder shall not by written notice comply with any of the requirements set forth in this Section (F) of Article VII, the Corporation shall be entitled to register and deliver such Conversion Shares or, as applicable, cash to and in the name of the Holder in the manner shown in the books and records of the Corporation.

G.     Status of Converted or Acquired Shares. Without limiting the right of Holders to receive any Dividend on a Dividend Payment Date pursuant to the first proviso to Section (A) of this Article VII or the proviso to Section (C) of this Article VII, (i) shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designation, or otherwise acquired by the Corporation in any manner whatsoever, shall be canceled upon the conversion or acquisition thereof, and (ii) all such shares of Series A Preferred Stock shall upon their cancelation constitute authorized but unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board of Directors pursuant to the provisions of the Charter.

ARTICLE VIII

REDEMPTION

A.     Redemption at the Option of the Corporation. At any time after the fifth anniversary of the Issue Date, the Corporation shall have the right (but not the obligation) (the “Corporation Optional Redemption Right”) to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock, upon providing the Holders the applicable notice of redemption pursuant to Section (C) of this Article VIII, at a redemption price per share of Series A Preferred Stock (payable by the Corporation in cash, whole shares of Common Stock, or a combination of a cash and whole shares of Common Stock, at the Corporation’s election) equal to the sum of (i) Stated Value of one share of Series A Preferred Stock as of the Corporation Optional Redemption Date, plus (ii) the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock as of the Corporation Optional Redemption Date, plus (z) without duplication of any accrued and unpaid Regular Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Regular Dividends per share of Series A Preferred Stock through, but excluding, the Corporation Optional Redemption Date (the “Corporation Optional Redemption Price”); provided, however, that, if the Corporation Optional Redemption Date occurs on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date and Dividends have been declared for such Dividend Payment Date, then (A) on such Dividend Payment Date, such Dividend will be paid to the Holder of each share of Series A Preferred Stock as of the Close of Business on the applicable Record Date for such Dividend, notwithstanding the Corporation’s exercise of the Corporation Optional Redemption Right; and (B) the amount of such Dividend, if a Regular Dividend, will not be included in the Stated Value referred to in the immediately preceding sentence or added pursuant to clause (ii)(z) of such sentence; provided, further, that the Corporation will in no event fix a Corporation Optional Redemption Date that is on or after the Record Date for a Dividend and on or before the immediately following Dividend Payment Date unless the Board shall have authorized and declared such Dividend and the Corporation shall have set aside the full amount of such Dividend due on such Dividend Payment Date. The Corporation Optional Redemption Price shall be paid to the Holders in the same form(s) of consideration and on a pro rata basis such that each Holder shall be entitled to receive, with respect to each single share of Series A Preferred Stock held by such Holder, the same amount of cash, shares of Common Stock, or combination thereof as each other Holder is entitled to receive with respect to each share of Series A Preferred Stock held by such other Holder. In the event that the Corporation elects to settle the payment of the Corporation Optional Redemption Price to each Holder through delivery of shares of Common Stock (a “Physical Redemption Settlement”) or a combination of a cash payment and delivery of shares of Common Stock (a “Combination Redemption Settlement”), (1) the value of each share of Common Stock issuable pursuant to such payment shall be equal to the 30-Day VWAP, measured as of the date that the Corporation provides the Holders the applicable notice of redemption pursuant to Section (C) of this Article VIII, and (2) the Corporation shall pay to each Holder cash in lieu of any fractional share of Common Stock otherwise due (but for the requirement to deliver only whole shares) under this Section (A) of Article VIII, determined in accordance with Section (H) of Article IX. Notwithstanding anything to the contrary in this Article VIII, the Corporation may not exercise the Corporation Optional Redemption Right pursuant to a Physical Redemption Settlement or a Combination Redemption Settlement, issue any related notice with respect thereto, or settle any such redemption (I) unless the Liquidity Conditions are satisfied, as of the date the notice of the related redemption is sent and as of the Corporation Optional Redemption Date, with respect to the shares of Common Stock to be issued in connection therewith; and (II) before the Requisite Stockholder Approval is obtained, if at all, to the extent the number of Conversion Shares that would thereby be issuable would exceed the Number of Available Shares as of the date the related notice of redemption is sent pursuant to Section (C) of this Article VIII.

B.     Mandatory Redemption Upon the Occurrence of a Change of Control.

1.

In the event of a transaction resulting in a Change of Control, the Corporation (or its successor) shall be required to redeem, by irrevocable written notice to the Holders, all of the then-issued-and-outstanding shares of Series A Preferred Stock held by all Holders. Upon such redemption, the Corporation will pay or deliver, as applicable, to each Holder in respect of each share of Series A Preferred Stock held by such Holder, an amount equal to the greater of (a) cash in an amount equal to the sum of (1) the product of (x) the applicable Mandatory Redemption Multiplier, multiplied by (y) the Stated Value of one share of Series A Preferred Stock as of the Mandatory Redemption Date plus the aggregate amount of unpaid Participating Dividends, if any, with respect to one share of Series A Preferred Stock as of the Mandatory Redemption Date, plus (2) the aggregate amount of accrued and unpaid Dividends from the Dividend Payment Date immediately preceding the Mandatory

Redemption Date through, but excluding, the Mandatory Redemption Date, and (b) the amount of cash and/or other assets such Holder would have received had such Holder, as of the Close of Business on the Business Day immediately prior to the effective date of such transaction resulting in a Change of Control, converted such share of Series A Preferred Stock into Conversion Shares pursuant to Section (C) of Article VII and participated in such transaction resulting in such Change of Control as a holder of shares of Common Stock (such greater amount, the “Mandatory Redemption Price”). No later than the consummation of any transaction resulting in a Change of Control, the Corporation (or its successor) shall deliver or cause to be delivered to each Holder the Mandatory Redemption Price with respect to such Holder’s shares of Series A Preferred Stock; provided, that, in each case, the Corporation shall only be required to pay the Mandatory Redemption Price to the extent such payment can be made out of funds legally available therefor; provided, further, that the Corporation shall only pay the Mandatory Redemption Price in cash to the extent, and in an aggregate amount with respect to all shares of Series A Preferred Stock, not prohibited by the Specified Contract Terms. Notwithstanding anything to the contrary in this Certificate of Designation (including the terms and conditions of Section (I) of Article IX), the Corporation will (I) not be permitted to deliver any shares of Common Stock upon the occurrence of a Change of Control to the extent such delivery would violate the rules and regulations of the Principal Stock Exchange, and (II) be required to settle any such amount in cash or other non-stock assets.

2.

On or prior to the tenth (10th) Business Day prior to the date on which the Corporation anticipates consummating a transaction which would result in a Change of Control (or, if later, promptly after the Corporation shall have discovered that a transaction resulting in a Change of Control has occurred), the Corporation shall send written notice (a “Change of Control Notice”) in the manner set forth in Article XI to the Holders of record of shares of Series A Preferred Stock, which such Change of Control Notice shall include (a) the date on which the transaction that would result in a Change of Control is anticipated to be effected (or, to the extent applicable, the date on which a Schedule TO or other similar schedule, form or report disclosing the occurrence of a Change of Control was filed), (b) a description of the material terms and conditions of such transaction, (c) a statement that all shares of Series A Preferred Stock shall be redeemed by the Corporation (or its successor) on a date specified in such Change of Control Notice (the “Mandatory Redemption Date”), which such date must be a Business Day of the Corporation’s choosing that is no later than the date of the consummation of the transaction resulting in such

Change of Control, (d) the Mandatory Redemption Price with respect to each share of Series A Preferred Stock, and (e) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed. Any Change of Control Notice mailed or delivered as provided in this Section (B)(2) of Article VIII shall be conclusively presumed to have been duly given, whether or not any applicable Holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any Holder of shares of Series A Preferred Stock to be redeemed pursuant to this Section (B) of Article VIII shall not affect the validity of the proceedings for the redemption of any other share(s) of Series A Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such Holder. The Holder of shares of Series A Preferred Stock subject to any redemption pursuant to this Section (B) of Article VIII entitled to receive any securities or other assets payable upon such redemption pursuant to Section (B)(1)(b) of this Article VIII shall be treated for all purposes as the record holder of such securities or assets as of the Close of Business on the Mandatory Redemption Date; provided, however, that such Holder may identify one or more other Persons to receive such securities or assets in connection with any such redemption in a written notice sent to the Corporation no later than three Business Days prior to the Mandatory Redemption Date.

3.

If, in connection with a transaction resulting in a Change of Control, the Corporation or its successor shall not have sufficient funds legally available under the DGCL to redeem all outstanding shares of Series A Preferred Stock, then the Corporation shall (a) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Preferred Stock under the DGCL, and (b) redeem all remaining shares of Series A Preferred Stock not redeemed because of the foregoing limitations at the applicable Mandatory Redemption Price as soon as practicable after the Corporation (or its successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Corporation (or its successor) to make a redemption payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required redemption when, as and if permitted by applicable law.

C.     Notice of Redemption. Notice of any redemption of shares of Series A Preferred Stock pursuant to Section (A) of this Article VIII shall be given pursuant to Article XI. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for any such redemption. Any notice mailed or delivered as provided in this Section (C) of Article VIII shall be conclusively presumed to have been duly given, whether or not any applicable Holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any Holder of shares of Series A Preferred Stock designated for redemption pursuant to Section (A) of this Article VIII shall not affect the validity of the proceedings for the redemption of any other share(s) of Series A Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such Holder. Each notice of redemption given to a holder shall include: (i) the applicable redemption date in respect of the Corporation’s exercise of the Corporation Optional Redemption Right (the “Corporation Optional Redemption Date”); (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) with respect to each share of Series A Preferred Stock, the Corporation Optional Redemption Price; and (iv) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed. For the avoidance of doubt, Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock at any time prior to the Corporation Optional Redemption Date, and any Common Stock resulting from such conversion shall not be redeemed.

D.     Status of Redeemed Shares. Without limiting the right of any Holder to receive any Dividend on a Dividend Payment Date pursuant to the provisos set forth in Section (A) of this Article VIII, (i) shares of Series A Preferred Stock duly redeemed in accordance with this Certificate of Designation, or otherwise acquired by the Corporation in any manner whatsoever, shall be canceled upon the acquisition thereof, and (ii) all such shares of Series A Preferred Stock shall upon their cancelation constitute authorized but unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board of Director pursuant to the provisions of the Charter.

ARTICLE IX

CONVERSION ADJUSTMENTS

A.     Anti-Dilution Adjustments. The Conversion Price will be subject to adjustment under the following circumstances at any time or from time to time while any share of Series A Preferred Stock is issued and outstanding:

1.

If a subdivision or consolidation of the shares of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock occurs, then the Conversion Price will be adjusted based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately prior to the Open of Business on the effective date of such subdivision, consolidation or reclassification;

CP1 =	the new Conversion Price in effect immediately after the Open of Business on such effective date;

OS0 =

the number of shares of Common Stock issued and outstanding immediately prior to the Open of Business on such effective date, without giving effect to such subdivision, consolidation or reclassification; and

OS1 =	the number of shares of Common Stock that would be issued and outstanding immediately after, and solely as a result of, such subdivision, consolidation or reclassification.

Any adjustment made pursuant to this Section (A)(1) of Article IX shall be effective as of the time set forth in the definition of CP1 above. If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Corporation announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

2.

If the Corporation or one or more of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than any such payment (A) made (x) pursuant to an “open market” transaction in compliance with Rule 10b-18 under the Exchange Act, or (y) in connection with an “accelerated share repurchase” on customary terms, and (B) that does not constitute a “tender offer” under the Exchange Act), where the cash and value (determined in good faith by the Board of Directors as of the time such tender or exchange offer expires (such time, the “Expiration Time”)) of any other consideration included in the payment per share of Common Stock purchased exceeds the Closing Price per share of Common Stock on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (such last date, the “Expiration Date”), then the Conversion Price will be decreased based on the following formula:

where:

CP0 =	the Conversion Price in effect immediately prior to the Expiration Time;

CP1 =	the new Conversion Price in effect immediately after the Expiration Time;

AC =

the fair market value (as determined in good faith by the Board of Directors), as of the Expiration time, of the aggregate value of all cash and any other consideration paid or payable for such shares of Common Stock in such tender or exchange offer;

OS1 =

the number of shares of Common Stock issued and outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS0 =

the number of shares of Common Stock issued and outstanding immediately before the Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP =	the Closing Price per share of Common Stock on the Trading Day immediately after the Expiration Date;

provided, however, that, if the application of such adjustment with respect to such purchase would result in an increase to the Conversion Price, then no such adjustment will be made for such purchase. Any adjustment made pursuant to this Section (A)(2) of Article IX shall become effective as of the time set forth in the definition of CP1 above. In the event that the Corporation or any of its Subsidiaries becomes obligated to purchase shares of Common Stock in a transaction that resulted in an adjustment to the Conversion Price pursuant to this Section (A)(2) of Article IX but is prevented by applicable law from effecting such purchase, or such purchase is rescinded, then the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such adjustment had not been made (and shall be re-adjusted again if such purchase shall later be permitted to occur).

3.

If the Corporation shall issue (x) shares of Common Stock or (y) any other security convertible into or exercisable or exchangeable for shares of Common Stock, whether immediately, during specified times, upon the satisfaction of any one or more conditions or otherwise (any such security referred to in this clause (y), an “Equity-Linked Security”), in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section (A)(3) of Article IX as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Qualified Issuance”), other than an Excluded Issuance, then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP =	the Conversion Price in effect immediately prior to such Qualified Issuance;

OS =	the number of shares of Common Stock issued and outstanding immediately before such Qualified Issuance;

EP =	the Effective Price per share of Common Stock with respect to such Qualified Issuance; and

X =

the sum, without duplication, of (x) the total number of shares of Common Stock issued in such Qualified Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued in such Qualified Issuance;

provided, however, that, if the application of such adjustment with respect to such Qualified Issuance would result in an increase to the Conversion Price, then no such adjustment will be made for such Qualified Issuance. Any adjustment made pursuant to this Section (A)(3) of Article IX shall become effective immediately after the issuance of such Equity-Linked Securities.

Notwithstanding anything to the contrary in this Section (A)(3) of Article IX, before the date, if any, when the Requisite Stockholder Approval is obtained, (x) the Conversion Price will not be adjusted pursuant to this Section (A)(3) of Article IX to an amount that is less than [•]3 (subject to proportionate adjustment for stock splits, dividends and combinations and similar transactions); and (y) the Corporation will not engage in any Qualified Issuance that would result in the application of the immediately preceding clause (x) without the approval of the Majority Holders.

[3]

Note to Draft: To be the lowest possible Conversion Price permitted without requirement for the Corporation to obtain the Requisite Stockholder Approval, calculated as of close of business on the trading day immediately prior to the Issue Date.

B.     Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest $0.0001 (with $0.00005 rounded upward).

C.     When No Adjustment Required.

1.

Except as otherwise provided in this Article IX, the Conversion Price will not be adjusted (a) for the issuance of shares of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or (b) for the repurchase of shares of Common Stock.

2.

No adjustment of the Conversion Price shall be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

3.	Notwithstanding anything to the contrary set forth in this Article IX, no adjustment to the Conversion Price shall be made:

(a)	upon the issuance of Conversion Shares;

(b)

upon the issuance of any share of Common Stock or option or right to purchase, or other securities convertible into or exchangeable or exercisable for, shares of Common Stock pursuant to any former, present or future employee, director, manager or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee or director agreement, arrangement or program, in each case where such issuance, plan, program, agreement or arrangement is or has been approved by the Board of Directors or a committee thereof (including, for the avoidance of doubt, the Corporation’s 2019 Employee Stock Purchase Plan approved by the holders of shares of Common Stock at the Corporation’s 2018 annual meeting of the holders of shares of Common Stock);

(c)	upon the issuance of any share of Common Stock pursuant to the conversion, exchange or exercise of any Parity Stock or Junior Stock;

(d)

upon the issuance of any Parity Stock or Junior Stock in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business;

(e)	upon the issuance of capital stock of a Subsidiary of the Corporation issued to the Corporation or any Subsidiary of the Corporation;

(f)

upon the issuance of securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Corporation) of the Corporation acquires any interest in such securities in connection with such issuance) (any such issuance referred to in the foregoing clauses (a) – (f), an “Excluded Issuance”); or

(g)	for a change in the par value of the shares of Common Stock.

D.     Successive Adjustments; Multiple Adjustments. For the avoidance of doubt, (i) after an adjustment to the Conversion Price under this Article IX, any subsequent event requiring an adjustment under this Article IX shall cause an adjustment to such Conversion Price as so adjusted, and (ii) if an event occurs that would trigger an adjustment to the Conversion Price pursuant to more than one subsection of Section (A) of this Article IX, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that, if more than one subsection of Section (A) of this Article IX is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

E.     Other Adjustments. Subject to the applicable listing standards of the Principal Stock Exchange, the Corporation may, but shall not be required to, make such decreases to the Conversion Price, in addition to those required by this Article IX, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reason.

F.     Notice of Adjustments. Subject to the terms and conditions of Section (B) of this Article IX, the Corporation shall, as soon as reasonably practicable following the occurrence of an event that requires an adjustment under Section (A) of this Article IX (or, if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section (E) of this Article IX:

1.

compute the adjusted applicable Conversion Price in accordance with this Article IX and prepare and transmit to the Conversion Agent an officer’s certificate setting forth the applicable Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

2.

provide a written notice to the Holders of shares of Series A Preferred Stock then issued and outstanding of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

G.     Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder of shares of Series A Preferred Stock to determine whether any fact or event exists or has been approved or authorized that may require any adjustment of the applicable Conversion Price or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any notice delivered pursuant to Section (F) of this Article IX and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such notice or certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any share of Series A Preferred Stock or any share of Common Stock, or of any securities or property, that may at the time of any adjustment or conversion be issued or delivered with respect to any share of Series A Preferred Stock, and the Conversion Agent makes no representation with respect thereto. The Conversion Agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any share of Common Stock pursuant to the conversion of shares of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Article IX.

H.     Fractional Shares. The Corporation shall not issue any fractional share of Common Stock upon conversion or redemption, as applicable, of any share of Series A Preferred Stock. In lieu of fractional shares otherwise issuable, Holders of shares of Series A Preferred Stock will be entitled to receive an amount in cash equal to the product of (i) such fraction of a share of Common Stock, multiplied by (ii) the 30-Day VWAP, measured as of (A) in the event of the Corporation’s exercise of its Mandatory Conversion Right pursuant to Section (A) of Article VII, the date that the Corporation provides the Holders with the Notice of Mandatory Conversion pursuant to Section (B) of Article VII, (B) in the event that a Holder has exercised its Optional Conversion Right pursuant to Section (C) of Article VII, the date that the Corporation receives such Holder’s Notice of Conversion pursuant to Section (D) of Article VII, or (C) in the event that the Corporation has exercised the Corporation Optional Conversion Right pursuant to Section (A) of Article VIII and has selected to settle the payment of the Corporation Optional Redemption Price pursuant to a Physical Redemption Settlement or a Combination Redemption Settlement, the date that the Corporation provides the Holders with notice of such redemption pursuant to Section (C) of Article VIII, as applicable. In order to determine whether the number of shares of Common Stock to be delivered to a Holder of shares of Series A Preferred Stock upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted with the same Conversion Date or Corporation Optional Redemption Date, as applicable.

I.     Reorganization Events.

1.	If there occurs:

(a)

any reclassification, statutory exchange, merger, amalgamation, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Common Stock is changed or converted into, or exchanged for, or represent solely the right to receive, cash, securities or other property;

(b)

any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the shares of Common Stock are converted into cash, securities or other property; or

(c)

any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or amalgamation covered by Section I(1)(a) of this Article IX) or reclassification, recapitalization or reorganization of the shares of Common Stock into other securities,

(each of which is referred to as a “Reorganization Event,” with such cash, securities or other property being referred to as “Reference Property” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property and without any interest on such Reference Property or any right to any dividend or distribution on such Reference Property that has a record date that is prior to the effective time of such Reorganization Event) being referred to as a “Reference Property Unit”)) then, effective as of the effective time of such Reorganization Event, without the requirement of any action by or receipt of any consent from any Holder of shares of Series A Preferred Stock (but subject to the terms and conditions of Section (I)(2) of this Article IX), (I) the consideration due upon conversion of any share of Series A Preferred Stock, or in connection with any Physical Redemption Settlement, Combination Redemption Settlement, the adjustments to the Conversion Price, the determination of the amount and kind of Participating Dividends that Holders of Series A Preferred Stock will be entitled to receive, and the conditions to any Mandatory Conversion, will each be determined in the same manner as if each reference to any number of shares of Common Stock in this Certificate of Designation were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Change of Control,” the “Capital Stock” of the Corporation will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, the Closing Price or VWAP of any Reference

Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If such Reorganization Event provides for different treatment of shares of Common Stock held by Affiliates of the Corporation and non-Affiliates or by the Person with which the Corporation amalgamated or consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, then the composition of the Reference Property Unit will be determined based on the cash, securities or other property that were distributed in such Reorganization Event to holders of shares of Common Stock that are not Constituent Persons or Affiliates of the Corporation or Constituent Persons. In addition, if the kind or amount of cash, securities or other property receivable upon a Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate of the Corporation or a Constituent Person, then for the purpose of this Section (I) of Article IX, the composition of the Reference Property Unit will be determined based on the weighted average, as determined by the Corporation in good faith, of the types and amounts of consideration received by the holders of shares of Common Stock.

2.

Exchange Property Election. In the event that the holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the Exchange Property that the Holders of shares of Series A Preferred Stock shall be entitled to receive shall be determined by the Majority Holders on or before the earlier of (a) the deadline for elections by holders of shares of Common Stock, and (b) two Business Days before the anticipated effective date of such Reorganization Event.

3.

Reorganization Event Notice. The Corporation (or any successor) shall, no less than ten (10) Business Days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of shares of Series A Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Reference Property Unit. Failure to deliver such notice shall not affect the operation of the remainder of this Section (I) of Article IX.

4.

Limitation on Reorganization Event Agreements. The Corporation shall not enter into any agreement with respect to a transaction that, upon consummation, would constitute a Reorganization Event unless (a) such agreement provides for or does not interfere with or prevent (as applicable) conversion or other settlement of all shares of Series A Preferred Stock then-issued-and-outstanding in accordance with the terms and conditions of Section (I)(1) of this Article IX, and (b) to the extent that the Corporation is not the surviving entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreement or series of agreements governing such Reorganization Event for (I) the conversion or other settlement of all shares of Series A Preferred Stock issued and outstanding as of the Reorganization Event in accordance with the terms and conditions of Section (I)(1) of this Article IX, and (II) in the case of a Reorganization Event described in Section (I)(1)(b) of this Article IX, an exchange of all shares of Series A Preferred Stock issued and outstanding as of the Reorganization Event for comparable shares of the Person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Designation.

5.	Change of Control. Nothing in this Section (I) of Article IX will affect the Corporation’s obligation to redeem the Series A Preferred Stock pursuant to Section (B) of Article VIII.

J.     Stockholder Rights Plans. If the Corporation distributes any right pursuant to any stockholder rights plan on or after the Issue Date, then such distribution will not require a Participating Dividend except to the extent provided in the immediately following sentence. If any share of Common Stock is issued upon conversion of any share of Series A Preferred Stock and, at the time of such conversion, the Corporation has in effect a stockholder rights plan, then the Holder of such shares of Series A Preferred Stock will be entitled to receive or have the benefit of, in addition to, and concurrently with the delivery of, the consideration otherwise payable under this Certificate of Designation upon such conversion, the rights set forth in such stockholder rights plan.

ARTICLE X

RESERVATION OF SHARES

The Corporation shall, at all times when any share of Series A Preferred Stock is issued and outstanding, reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all then issued and outstanding shares of Series A Preferred Stock. Prior to the delivery of any securities that the

Corporation shall be obligated to deliver upon conversion or redemption of the shares of Series A Preferred Stock, the Corporation shall comply with all applicable laws and regulations that require action to be taken by the Corporation to authorize, permit or cause such delivery. Each share of Common Stock, when issued upon conversion or redemption of any share of Series A Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable and will be listed on each stock exchange, if any, on which the shares of Common Stock are then listed.

ARTICLE XI

NOTICES

Except as otherwise expressly provided herein, any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (ii) the date of actual receipt by the party to whom such notice is given, and (iii) five (5) days following the date of mailing if sent by registered or certified mail, return receipt requested to the address of the recipient set forth in this Article XI or, if not so set forth, as otherwise reflected in the Corporation’s records. The addresses for such communications shall be: (A) if to the Corporation, to: Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: General Counsel (email: GenCouns@Catalent.com), or (B) if to a Holder of shares of Series A Preferred Stock, to the address appearing on the Corporation’s shareholder records or such other address as such holder may provide to the Corporation in accordance with this Article XI. The address for the initial Holders of the shares of Series A Preferred Stock on the Issue Date is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Blvd., #2000, Los Angeles, CA 90025, Attention Peter Zippelius (email: pzippelius@leonardgreen.com). Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through DTC or any similar facility, any such notice may be given to a Holder of the Series A Preferred Stock in any manner permitted by such facility.

ARTICLE XII

CERTAIN DEFINITIONS

As used in this Certificate of Designation, the following terms shall have the following meanings, unless the context otherwise requires:

“30-Day VWAP” per share of Common Stock, measured as of any date of determination, shall mean the arithmetic average of the VWAP per share of Common Stock for each of the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding such date of determination.

“60-Day VWAP” per share of Common Stock, measured as of any date of determination, shall mean the arithmetic average of the VWAP per share of Common Stock for each of the sixty (60) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding such date of determination.

“Accrued Dividend Amount” shall have the meaning ascribed to it in Section (C) of Article IV.

“Affiliate” shall have the meaning ascribed to it in Rule 144(a) under the Securities Act.

“Announcement Date” shall mean the day on which the execution of the Merger Agreement is first publicly announced.

“Announcement Price” shall mean $41.2841 per share of Common Stock.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” shall have the meaning ascribed to it in the recitals.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by law, regulation or executive order to close.

“Buyer” shall mean Catalent Pharma Solutions, Inc., a Delaware corporation.

“Bylaws” shall mean the Bylaws of the Corporation as in effect on any date of determination.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by the Corporation, including the Common Stock and the Corporation’s preferred stock, par value $0.01 per share.

“Cash and PIK Dividend” shall have the meaning ascribed to it in Section (D) of Article IV.

“Cash and PIK Dividend Aggregate Cash Amount” shall mean, with respect to any Cash and PIK Dividend authorized and declared by the Board of Directors (or any duly authorized committee thereof), the aggregate amount of cash authorized and declared to be paid to the Holders in respect of all issued and outstanding shares of Series A Preferred Stock as of the Record Date for such Cash and PIK Dividend.

“Cash and PIK Dividend Cash Settlement Amount” shall mean, with respect to each share of Series A Preferred Stock, an amount equal to the quotient of (A) the Cash and PIK Dividend Aggregate Cash Amount, divided by (B) the aggregate number of shares of Series A Preferred Stock issued and outstanding as of the Record Date for the applicable Cash and PIK Dividend.

“Certificate of Designation” shall mean this Certificate of Designation of Rights, Preferences and Limitations of the Series A Preferred Stock.

“Change of Control” shall mean the occurrence of any of the following:

A.     the Corporation becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or Group, including any Group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (as defined below) of more than fifty percent (50.0%) of the voting power of all of the Corporation’s then-outstanding common equity (directly or through the acquisition of voting power of the common equity of any of the Corporation’s direct or indirect parent entities); or

B.     the consummation of (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person, or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property;

provided, however, that (a) any transaction in which the Corporation or any direct or indirect parent entity of the Corporation becomes a Subsidiary of another Person, or any transaction described in clause (B)(2) above, shall not constitute a Change of Control if the Persons beneficially owning all of the voting power of the common equity of the Corporation or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, more than fifty percent (50.0%) of all voting power of the common equity of the Corporation or such parent entity or the surviving, continuing or acquiring company or other transferee, as applicable, immediately following the consummation of such transaction, in substantially the same proportions vis-à-vis each other as immediately before such transaction, (b) the transfer of assets between or among the Corporation and its Subsidiaries in accordance with Specified Contract Terms shall not itself constitute a “Change of Control,” and (c) a “person” or “group” shall not be deemed to beneficially own securities subject to a stock purchase agreement, merger agreement or similar agreement (or any voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(1) or (B)(2) above (without giving effect to the proviso set forth in this definition) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Notice” shall have the meaning ascribed to it in Section (B)(2) of Article VIII.

“Charter” shall have the meaning ascribed to it in the recitals.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Price” of the shares of Common Stock for any Trading Day shall mean the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed. If the shares of Common Stock are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Closing Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the shares of Common Stock are not so quoted on such Trading Day, then the Closing Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Corporation in good faith.

“Code” shall mean the United States Internal Revenue Code of 1986.

“Combination Redemption Settlement” shall have the meaning ascribed to it in Section (A) of Article VIII.

“Common Stock” shall have the meaning ascribed to it in Section (A) of Article III.

“Constituent Person” shall have the meaning ascribed to it in Section (I) of Article IX.

“Conversion Agent” shall mean the Person acting as conversion agent for the Series A Preferred Stock, as provided in Article XVI.

“Conversion Date” shall mean any Mandatory Conversion Date or Optional Conversion Date.

“Conversion Price” shall mean $49.5409 per share of Common Stock, as adjusted in accordance with the terms and conditions of Article IX.

“Conversion Shares” shall have the meaning ascribed to it in Section (F) of Article VII.

“Corporation” shall have the meaning ascribed to it in the recitals.

“Corporation Optional Redemption Date” shall have the meaning ascribed to it in Section (C) of Article VIII.

“Corporation Optional Redemption Price” shall have the meaning ascribed to it in Section (A) of Article VIII.

“Corporation Optional Redemption Right” shall have the meaning ascribed to it in Section (A) of Article VIII.

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding Inc., as administrative agent, collateral agent and swing line lender and other lenders as parties thereto, as amended by that certain Amendment No.

1 to Amended and Restated Credit Agreement, dated as of December 1, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 9, 2016, and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of October 18, 2017, in the form such agreement is on file on EDGAR as of April 14, 2019, but including as supplemented by any Incremental Amendment (as defined in the Credit Agreement), entered into in connection with the consummation of the transactions contemplated by the Merger Agreement.

“DGCL” shall mean the Delaware General Corporation Law.

“Dividends” shall have the meaning ascribed to it in Section (A) of Article IV.

“Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Dividend Rate” shall have the meaning ascribed to it in Section (A) of Article IV.

“DTC” shall mean the Depository Trust Company.

“Equity-Linked Securities” shall have the meaning ascribed to it in Section (A)(3) of Article IX.

“Effective Price” shall mean, with respect to the issuance of any share of Common Stock or any Equity-Linked Security:

A.     in the case of the issuance of shares of Common Stock, the issuance price of such shares of Common Stock, expressed as an amount per share of Common Stock; and

B.     in the case of the issuance of any Equity-Linked Security, an amount equal to a fraction whose:

1.

numerator is equal to the sum, without duplication, of (a) the aggregate value of the issuance price of all such Equity-Linked Securities; and (b) the aggregate value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

2.	denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)     for purposes of clauses (A) and (B)(1) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Corporation or any of its Affiliates in connection with such issuance (excluding any other fees or expenses incurred by the Corporation or any of its Affiliates) will be included in the aggregate issuance price referred to in such clauses;

(x)     for purposes of clause (B) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (I) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (II) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section (A)(3) of Article IX and without affecting any prior adjustment theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities;

(y)     for purposes of clause (B) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)     the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Ex-Dividend Date” shall mean, with respect to an issuance, dividend or distribution on shares of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Property” shall have the meaning ascribed to it in Section (I) of Article IX.

“Exchange Property Unit” shall have the meaning ascribed to it in Section (I) of Article IX.

“Excluded Issuance” shall have the meaning ascribed to it in Section (C)(3)(f) of Article IX.

“Group” shall mean any group of one or more persons if such group would be deemed a “group” as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Holder” shall mean a Person in whose name any share of Series A Preferred Stock is registered, which such Person shall be treated by the Corporation, the Transfer Agent, Registrar, Paying Agent and Conversion Agent as the absolute owner of such shares of Series A Preferred Stock for the purpose of making any payment and settling any conversion and for all other purposes under this Certificate of Designation; provided that, to the fullest extent permitted by applicable law, (A) no Person that has received any share of Series A Preferred Stock in violation of the Stockholders’ Agreement shall be deemed a Holder, (B) the Transfer Agent, Registrar, Paying Agent and Conversion Agent, as applicable, shall not, unless otherwise directed by the Corporation, recognize any such Person as a Holder, and (C) the Person in whose name such share of Series A Preferred Stock was registered immediately prior to such transfer shall remain the Holder of such share.

“Indebtedness” shall mean any indebtedness (including principal and premium) in respect of borrowed money.

“Indentures” shall mean (A) the Indenture, dated October 18, 2017, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as trustee; (B) the Indenture, dated December 9, 2016, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent, and Deutsche Bank Luxembourg S.A., as transfer agent and registrar, in each case in the form such indentures are on file on EDGAR as of April 14, 2019; and (C) (1) the indenture relating to issuance of senior unsecured notes or other debt securities, or (2) the bridge loan agreement relating to senior unsecured increasing rate loans, in each case, entered into in connection with the consummation of the transactions contemplated by the Merger Agreement.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of April 14, 2019, by and among the Corporation, Green Equity Investors VII, L.P. and Green Equity Investors Side VII, L.P.

“Issue Date” shall mean the date this Certificate of Designation is filed with, and accepted by, the Secretary of State of the State of Delaware.

“Junior Stock” shall have the meaning ascribed to it in Section (A) of Article III.

“Liquidation Event” shall have the meaning ascribed to it in Section (A) of Article V.

“Liquidation Preference” shall have the meaning ascribed to it in Section (A)(2) of Article V.

“Liquidity Conditions” shall mean, with respect to any share of Common Stock, that (A) such share (1) will be issued in book-entry form through the facilities of the Depository Trust Company under an “unrestricted” CUSIP number; and (2) is either (a) freely transferrable, in the hands of the Holder to whom such share is to be issued, pursuant to Rule 144 under the Securities Act, without limitation as to volume, manner-of-sale, notice or the availability of public information; or (b) covered by a resale shelf registration statement that is effective under the Securities Act and that names such Holder as a selling stockholder, the prospectus accompanying which does not contain any material misstatement or omission; and (B) to the knowledge of the Corporation, the resale of such share by such Holder during the next fifteen (15) calendar days is not expected in good faith by the Corporation to be restricted by any blackout or similar period under any policy or contract (including the Registration Rights Agreement) of the Corporation that is applicable to such Holder.

“Majority Approved Holders” shall have the meaning ascribed to it in the Stockholders’ Agreement.

“Majority Holders” means, as of any date of determination, the Holders of a majority of the issued and outstanding shares of Series A Preferred Stock.

“Mandatory Conversion” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Conversion Date” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Conversion Right” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Converting Amount” shall have the meaning ascribed to it in Section (A) of Article VII.

“Mandatory Redemption Date” shall have the meaning ascribed to it in Section (B)(2) of Article VIII.

“Mandatory Redemption Multiplier” shall mean:

A.     with respect to any Change of Control that occurs before the first anniversary of the Issue Date, one hundred fifteen percent (115%);

B.     with respect to any Change of Control that occurs on or after the first anniversary of the Issue Date but before the second anniversary of the Issue Date, one hundred fourteen percent (114%);

C.     with respect to any Change of Control that occurs on or after the second anniversary of the Issue Date but before the third anniversary of the Issue Date, one hundred twelve percent (112%);

D.     with respect to any Change of Control that occurs on or after the third anniversary of the Issue Date but before the fourth anniversary of the Issue Date, one hundred nine percent (109%);

E.     with respect to any Change of Control that occurs on or after the fourth anniversary of the Issue Date but before the fifth anniversary of the Issue Date, one hundred five percent (105%); and

F.     with respect to any Change of Control that occurs on or after the fifth anniversary of the Issue Date, one hundred percent (100%).

“Mandatory Redemption Price” shall have the meaning ascribed to it in Section (B)(1) of Article VIII.

“Market Disruption Event” shall mean, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which shares of Common Stock are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) of shares of Common Stock or of any option, contract or future contract relating to shares of Common Stock.

“Maximum Number of Conversion Shares” shall mean, as of any time of determination, the sum of (A) the aggregate number of shares of Common Stock issued before such time to settle conversions of the Series A Preferred Stock (subject to proportionate adjustment for stock splits, dividends and combinations and similar transactions), if any, plus (B) the maximum number of shares of Common Stock that would be required to settle the conversion of all shares of Series A Preferred Stock issued and outstanding at such time based on the Conversion Price in effect as of such time.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, by and among Buyer, a wholly owned subsidiary of Buyer, solely with respect to Section 4.12 (solely with respect to the Equity Financing (as defined therein)) and Section 8.19 thereof, the Company, Paragon Bioservices, Inc., and Pearl Shareholder Representative, LLC as representative of the Company Securityholders (as defined therein).

“Notice of Conversion” shall have the meaning ascribed to it in Section (D)(1) of Article VII.

“Notice of Mandatory Conversion” shall have the meaning ascribed to it in Section (B) of Article VII.

“Number of Available Shares” shall mean, as of any time of determination, the excess, if any, of the Principal Stock Exchange Maximum Number of Shares as of such time over the Maximum Number of Conversion Shares as of such time.

“Open of Business” shall mean 9:00 a.m., New York City time, on any Business Day.

“Optional Conversion Date” shall have the meaning ascribed to it in Section (D) of Article VII.

“Optional Conversion Right” shall have the meaning ascribed to it in Section (C) of Article VII.

“Optional Converting Amount” shall have the meaning ascribed to it in Section (C) of Article VII.

“Parity Stock” shall have the meaning ascribed to it in Section (B) of Article III.

“Participating Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Participating Dividend” or “Participating Dividends” shall have the meanings ascribed to such terms in Section (A) of Article IV.

“Paying Agent” shall mean the Person acting as paying agent for the Series A Preferred Stock, as provided in Article XVI.

“Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Physical Redemption Settlement” shall have the meaning ascribed to it in Section (A) of Article VIII.

“PIK Dividend” shall have the meaning ascribed to it in Section (C) of Article IV.

“Principal Stock Exchange” shall mean (A) the New York Stock Exchange, or (B) in the event that the shares of Common Stock are no longer listed or quoted on the New York Stock Exchange, the principal United States or foreign national securities exchange on which the shares of Common Stock are so listed or quoted, or if the shares of Common Stock are not so listed or quoted on a United States or foreign national securities exchange, the last quoted Trading Day bid price for shares of Common Stock in the over-the-counter market as reported by OTC Markets Group Inc.

“Principal Stock Exchange Maximum Number of Shares” shall mean a number of shares of Common Stock (rounded down to the nearest whole number of shares) equal to the product of (A) twenty percent (20%), multiplied by (B) the aggregate number of shares of Common Stock outstanding as of the date of the Investment Agreement (subject to proportionate adjustment for stock splits, dividends and combinations and similar transactions).

“Qualified Issuance” shall have the meaning ascribed to it in Section (A)(3) of Article IX.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock or shares of Series A Preferred Stock, as applicable, have the right to receive any cash, securities or other property or in which the shares of Common Stock or shares of Series A Preferred Stock (or other applicable security), as applicable, is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a committee thereof, or by statute, contract, this Certificate of Designation or otherwise). With respect to any Regular Dividend payable on any Regular Dividend Payment Date, the Record Date therefor will be the immediately preceding March 15, June 15, September 15 or December 15, as applicable.

“Registrar” shall mean the Person acting as registrar for the Series A Preferred Stock, as provided in Article XVI.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the Issue Date, by and among the Corporation and Green Equity Investors VII, L.P., a Delaware limited partnership, and Green Equity Investors Side VII, L.P., a Delaware limited partnership.

“Regular Dividend Payment Date” shall have the meaning ascribed to it in Section (B) of Article IV.

“Regular Dividend Period” shall have the meaning ascribed to it in Section (B) of Article IV.

“Regular Dividend” or “Regular Dividends” shall have the meanings ascribed to such terms in Section (A) of Article IV.

“Reorganization Event” shall have the meaning ascribed to it in Section (I) of Article IX.

“Requisite Stockholder Approval” shall mean, as of any date of determination, the applicable stockholder approval required by the listing standards of the Principal Stock Exchange with respect to the issuance of Conversion Shares upon conversion or redemption of shares of Series A Preferred Stock in excess of the limitations imposed by such listing standards (as of the Issue Date, the stockholder approval required pursuant to NYSE Listing Standard Rule 312.03(c)); provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Principal Stock Exchange, such stockholder approval is no longer required for the Corporation to issue any number of Conversion Shares to settle conversions or redemptions of the Series A Preferred Stock.

“S&P 500 Index” shall mean the S&P 500 Index owned and maintained by S&P Global (or any successor owner thereto).

“S&P Announcement Price” shall mean the arithmetic average of the closing value of the S&P 500 Index for each of the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding the Announcement Date.

“S&P Year Four Price” shall mean the arithmetic average of the closing value of the S&P 500 Index for each of the sixty (60) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding the four-year anniversary of the Issue Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Senior Stock” shall have the meaning ascribed to it in Section (C) of Article III.

“Series A Preferred Stock” shall have the meaning ascribed to it in Article I.

“Specified Contract Terms” shall mean the covenants, terms and provisions of the Indentures and the Credit Agreement, until such time as such instruments have been discharged or such covenants, terms or provisions are no longer in effect.

“Stated Value” shall have the meaning ascribed to it in Section (A) of Article IV.

“Stockholders’ Agreement” shall have the meaning ascribed to it in Section (A) of Article VI.

“Subsidiary” shall mean, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (1) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (2) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” shall mean any day on which (A) trading of shares of Common Stock generally occurs on the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of Common Stock are then traded, and (B) there is no Market Disruption Event. If shares of Common Stock are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” shall mean the Person acting as transfer agent for the Series A Preferred Stock, as provided in Article XVI.

“VWAP” shall mean, for any VWAP Trading Day, the per share volume-weighted average price of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CTLT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Corporation in good faith. The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“VWAP Market Disruption Event” shall mean, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed, or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, the principal other market on which shares of Common Stock are then traded, to open for trading during its regular trading session on such date, or (B) the occurrence or existence, for more than one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) of shares of Common Stock or, if traded on such exchange, of any option, contract or future contract relating to shares of Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” shall mean a day on which (A) there is no VWAP Market Disruption Event, and (B) trading of shares of Common Stock generally occurs on the principal U.S. national or regional securities exchange on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of Common Stock are then traded. If shares of Common Stock are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Issuance Price” shall have the meaning ascribed to it in Section (A)(3) of Article IX.

“Year Five Price” shall mean the 60-Day VWAP measured as of the five-year anniversary of the Issue Date.

“Year Four Price” shall mean 60-Day VWAP measured as of the four-year anniversary of the Issue Date.

ARTICLE XIII

HEADINGS

The headings of the paragraphs of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

ARTICLE XIV

RECORD HOLDERS

To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series A Preferred Stock as the absolute owner of such share of Series A Preferred Stock for the purpose of making any payment and settling any conversion or redemption of such share of Series A Preferred Stock and for all other purposes under this Certificate of Designation, and the Corporation shall not be affected by any notice to the contrary; provided that, to the fullest extent permitted by applicable law, (i) no Person that has received any share of Series A Preferred Stock in violation of the Stockholders’ Agreement shall be deemed a record holder of any share of Series A Preferred Stock, (ii) the Transfer Agent, Registrar, Paying Agent and Conversion Agent, as applicable, shall not, unless otherwise directed by the Corporation, recognize any such Person as a record holder of such share of Series A Preferred Stock, and (iii) the Person in whose name such share of Series A Preferred Stock was registered immediately prior to such transfer shall remain the record holder of such share of Series A Preferred Stock.

ARTICLE XV

CALCULATIONS

Whenever any provision of this Certificate of Designation requires the Corporation to calculate the Closing Prices or the VWAPs, or any function thereof, over a span of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Price that becomes effective, or any transaction or other event requiring an adjustment to the Conversion Price or requiring a Participating Dividend, where the Ex-Dividend Date or effective date, as applicable, of such transaction or event occurs, at any time during the period when such Closing Prices, VWAPs or function thereof are to be calculated. The Corporation will make all calculations under this Certificate of Designation in good faith, which calculations will, absent manifest error, control for purposes this Certificate of Designation.

ARTICLE XVI

TRANSFER AGENT, CONVERSION AGENT, AND REGISTRAR

The duly appointed Transfer Agent, Paying Agent, Conversion Agent, and Registrar for the shares of Series A Preferred Stock shall be [Computershare Trust Company, N.A.]. The Corporation may, in its sole discretion, remove the Transfer Agent, Paying Agent, Conversion Agent or Registrar in accordance with the terms and conditions of any agreement between the Corporation and such Person(s); provided that the Corporation shall appoint a successor Transfer Agent, Paying Agent, Conversion Agent or Registrar, as applicable, who shall accept such appointment prior to the effectiveness of any such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the shares of Series A Preferred Stock.

ARTICLE XVII

SEVERABILITY

If any term of this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein that can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless expressed stated herein.

ARTICLE XVIII

OTHER RIGHTS

The shares of Series A Preferred Stock shall not have any right, preference, privilege or voting power or relative, participating, optional or other special right, or qualification, limitation or restriction thereof, other than as set forth herein or in the Charter, Bylaws or as provided by applicable law.

ARTICLE XIX

TRANSFER RIGHTS

The shares of Series A Preferred Stock and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock may not be sold or otherwise transferred except as permitted in the Stockholders’ Agreement.

ARTICLE XX

WITHHOLDING

All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders to the extent timely paid by the Corporation or the Paying Agent to the appropriate taxing authority.

ARTICLE XXI

SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Certificate of Designation are provided for convenience only and will not affect its construction or interpretation. Unless otherwise specified, all references to “Section”, “Sections”, “clause” or “clauses” refer to the corresponding Section, Sections, clause or clauses of this Certificate of Designation. All words used in this Certificate of Designation will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and shall have the meaning “including, without limitation,” whether or not so specified. If any period expires on a day that is not a Business Day or any event or condition is required by the terms of this Certificate of Designation to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean “if”. The words “herein”, “hereof” or “hereunder” and similar terms refer to this Certificate of Designation as a whole and not to any specific provision; the word “or” is not exclusive. All references herein to “$” or “dollars” refer to United States dollars and cents. Terms that are defined in this Certificate of Designation in the singular have a comparable meaning when used in the plural, and vice versa. Any contract, instrument, law or regulation defined or referred to herein means such contract, instrument, law or regulation as from time to time amended, modified or supplemented or otherwise in effect, whether or not so specified, together with any rules or regulations promulgated under any such laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Catalent, Inc. has caused this Certificate of Designation to be duly executed by its authorized officer this _______ day of ________________, 2019.

CATALENT, INC.

By:
Name: Steven L. Fasman
Title: Senior Vice President, General
Counsel and Secretary

ANNEX A

CONVERSION NOTICE

CATALENT, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of Catalent, Inc. (the “Corporation”), by executing and delivering this Conversion Notice, the undersigned Holder of [•] shares of Series A Preferred Stock directs the Corporation to convert:

[•] shares of Series A Preferred Stock registered in the name of the undersigned.

The undersigned hereby directs the Corporation to cause the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) issued by the Corporation in response to this Conversion Notice to be registered in the following name:

_________________________________________,

and to mail evidence of book-entry of such issuance of shares of Common Stock and the cash, if any, payable in lieu of any fractional share of Common Stock otherwise issuable to the following address:

_________________________________________

_________________________________________

_________________________________________

_________________________________________

_________________________________________

Date:

(Legal Name of Holder)

By:
Name:
Title:

[Signature Page to Conversion Notice]

SCHEDULE B

Form of Registration Rights Agreement

[See Attached]

SCHEDULE B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2019, is by and among Catalent, Inc., a Delaware corporation (the “Company”), and Green Equity Investors VII, L.P., a Delaware limited partnership, and Green Equity Investors Side VII, L.P., a Delaware limited partnership (collectively, on a several and not joint basis, the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 11(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders.”

WHEREAS, the Company and the Purchaser are parties to the Equity Commitment and Investment Agreement, dated as of April 14, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”); and

WHEREAS, the Purchaser desires to have, and the Company desires to grant, certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the following meanings, and terms used herein but not otherwise defined herein have the meanings assigned to them in the Investment Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that the Company has determined in good faith (after consultation with legal counsel): (i) would be required to be made in any Registration Statement or Prospectus filed with the SEC by the Company so that such Registration Statement or Prospectus would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, (i) “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise and (ii) the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement (but not for purposes of the definition of “Registrable Securities”), none of the Shareholders and their respective Affiliates shall be deemed to be Affiliates of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 of the Securities Act.

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“Closing” has the meaning set forth in the Investment Agreement.

“Common Stock” means all shares currently or hereafter existing of Common Stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Convertible Preferred Stock” means all currently or hereafter existing shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Demand Notice” has the meaning set forth in Section 3(b).

“Demand Registration” has the meaning set forth in Section 3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Investment Agreement” has the meaning set forth in the recitals.

“Long-Form Registration” has the meaning set forth in Section 3(b).

“Losses” has the meaning set forth in Section 8(a).

“Marketed Offering” means a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following the participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“Offering Persons” has the meaning set forth in Section 6(o).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4(a).

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Piggyback Request” has the meaning set forth in Section 4(a).

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“Proceeding” means an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B of the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” means the sale of shares of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Purchaser” has the meaning set forth in the preamble.

“Registrable Securities” means, as of any date of determination, any shares of Convertible Preferred Stock and any shares of Common Stock that the Shareholders have acquired or have the right to acquire upon conversion of the Convertible Preferred Stock, and any other securities issued or issuable with respect to any such shares by way of share split, share subdivision, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise acquired. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities have been otherwise transferred, new certificates for such securities not bearing a restrictive legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; and (iii) such securities shall cease to be issued and outstanding. In addition, such securities shall cease to be Registrable Securities with respect to any holder upon the later of the date (A) such holder, together with its, his or her Affiliates, beneficially owns less than [ • ]1 shares of Common Stock (including all shares issuable upon the conversion of all Convertible Preferred Stock) and (B) such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any notice requirement, volume limitation or manner of sale limitation thereunder.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

[1]	Note to Draft: $150 million divided by the closing sale price as of the trading day immediately prior to the Closing Date.

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“Rule 144” means Rule 144 of the Securities Act.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” has the meaning set forth in the preamble.

“Shelf Offering” has the meaning set forth in Section 4(c).

“Short-Form Registration” has the meaning set forth in Section 3(b).

“Stockholders’ Agreement” has the meaning set forth in Section 11(h).

“Subsidiary” means, with respect to any Person, any company, corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Take-Down Notice” has the meaning set forth in Section 4(c).

“Triggering Demand Notice” has the meaning set forth in Section 2(b).

The terms “underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 of the Securities Act.

Section 2. Holders of Registrable Securities. A holder of Registrable Securities means a Shareholder that owns or has a right to acquire such Registrable Securities.

Section 3. Shelf Registration; Demand Registrations.

(a) Filing and Effectiveness of Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to (i) prepare, file and cause to be declared effective by the SEC (if such Registration Statement is not an Automatic Shelf Registration Statement), within one hundred twenty (120) days following the Closing, a Registration Statement, in the form of a Short-Form Registration (if the Company is then eligible for the same) or in the form of a Long-Form Registration (if the Company is not then eligible for a Short-Form Registration), as applicable, covering the sale or distribution from time to time by the Shareholders pursuant to a plan of distribution acceptable to a majority of the

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Shareholders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities; and (ii) cause such Registration Statement (including by filing a new, replacement Registration Statement as required under the Securities Act) to remain effective under the Securities Act continuously until no Registrable Securities are outstanding.

(b) Requests for Registration.

Subject to the following paragraphs of this Section 3(b), following the Closing, one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (A) filed pursuant to Rule 415 of the Securities Act and (B) if the Company is a Well-Known Seasoned Issuer at the time of filing such Registration Statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (each, a “Short-Form Registration”) or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (each, a “Long-Form Registration”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement within sixty (60) days following receipt of such Demand Notice in the case of a Short-Form Registration or within ninety (90) days following receipt of such Demand Notice in the case of a Long-Form Registration; provided, however, that, unless a Shareholder requests to have registered all of its Registrable Securities, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $150,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(b), the Company shall use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as promptly as practicable after the filing thereof (if such Registration Statement is not an Automatic Shelf Registration Statement).

(i) No Demand Registration shall be deemed to have occurred for purposes of this Section 3(b) or Section 4(c), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(f) or 4(c), if (A) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (1) does not become effective, or (2) is not maintained as effective for the period required pursuant to this Section 3, (B) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, or (C) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Shareholders’ actions.

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(ii) Each Demand Notice made pursuant to this Section 3(b) must: (A) state that it is a notice to initiate a Demand Registration under this Agreement; (B) identify the Shareholders effecting the request; and (C) specify the number of Registrable Securities of each such Shareholder to be registered and the intended method(s) of disposition thereof.

(iii) Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to such Demand Registration until the earliest to occur of (x) the date on which such securities cease to be Registrable Securities, (y) the date on which such Registrable Securities have actually been sold and (z) one hundred eighty (180) days after the effective date of such Registration Statement.

(iv) Within five (5) Business Days after receipt by the Company of a Demand Notice pursuant to this Section 3(b) (the “Triggering Demand Notice”), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(c), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein meeting all of the requirements of a Demand Notice under this Agreement (whether or not any of the other Shareholders demanding such inclusion have exercised such Shareholders’ conversion rights) within five (5) days after the date that such notice from the Company has been delivered; provided that (A) all of such other Shareholders must agree to the plan of distribution proposed by the Shareholders who delivered the Triggering Demand Notice and (B) in connection with any underwritten registration, such holders must agree to abide and be bound by the underwriting agreement approved by the Company and the Shareholders who delivered the Triggering Demand Notice as if they were such Shareholders. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(v) For the avoidance of doubt, an underwritten registration pursuant to a Demand Registration may be made pursuant to an effective shelf Registration Statement filed pursuant to Section 3(a) hereof.

(c) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such underwritten offering, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such underwritten offering, and such number of Registrable Securities shall be allocated pro rata among the Shareholders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitations shall be included in such offering.

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(d) Postponement of Registration. The Company shall be entitled to postpone the filing (but not the preparation) or the initial effectiveness of, or suspend the use of, a Registration Statement, in each case for a reasonable period of time not more than twice in any twelve (12) month period and that does not exceed (x) sixty (60) days on any one occasion or (y) in the aggregate together with all other such postponements or suspensions, ninety (90) days in any twelve (12) month period, if the Company delivers, as applicable, to the Shareholders requesting registration or the Shareholders named in a Registration Statement filed pursuant to Section 3(a) a certificate signed by an executive officer certifying that such registration and offering would (A) require the Company to make an Adverse Disclosure or (B) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential subject to the same extent and on the same terms and conditions as set forth in Section 6(o).

(i) If the Company shall so postpone the filing of a Registration Statement in accordance with this Section 3(d) or suspend its use following the delivery of a Demand Notice, the Shareholders who sent the Demand Notice initiating such registration shall have the right to withdraw such Demand Notice pursuant to Section 3(b) by giving written notice to the Company during the period beginning from the date of postponement notice to the tenth (10th) day prior to the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that, in the event such Shareholders do not so withdraw their Demand Notice, the Company shall continue to prepare a Registration Statement during such postponement such that, if the Company exercises its rights under this Section 3(d), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(ii) In the event the Company exercises its rights to postpone the initial effectiveness of, or suspend the use of, a Registration Statement, the Shareholders participating in such Demand Registration shall suspend, promptly upon their receipt of the certificate referred to above, use of the Prospectus relating to such Demand Registration or the Prospectus contained within the Registration Statement filed pursuant to Section 3(a) in connection with any sale or offer to sell Registrable Securities.

(e) Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities subject to the original Triggering Demand Notice shall have the right to notify the Company that they have determined that the applicable Registration Statement be abandoned or withdrawn by giving written notice of such abandonment or withdrawal at any time prior to the effective time of such Registration Statement, in which event the Company shall abandon or withdraw such Registration Statement; provided that any Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 3(f) if such Demand Notice is abandoned or withdrawn in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally. The Company shall cease all efforts to secure registration following any such abandonment or withdrawal.

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(f) Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders collectively shall have four (4) Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided that in connection therewith, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”); provided that (A) the Shareholders may not make more than two (2) Demand Registration requests in any 365-day period and (B) the Shareholders may not make a Demand Registration requesting to launch an underwritten offering within the period commencing fourteen (14) days prior to the end of any fiscal quarter of the Company and ending two (2) days following the date on which the Company shall publicly announce its earnings for such fiscal quarter or the year ending on such fiscal quarter. For the avoidance of doubt, the Shareholders shall have no further rights to Demand Registrations of its Registrable Securities other than pursuant to this Section 3(f).

Section 4. Piggyback Registration; Shelf Take Down.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (each registration wherein a holder participates in accordance with this Section 4, a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within five (5) Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution of the Common Stock (other than the Registrable Securities identified in such Piggyback Requests) that are the subject of such Registration Statement proposed to be filed by the Company.

(b) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the

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offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) if the registration involves an underwritten primary offering on behalf of the Company, (A) first, all securities proposed to be sold by the Company for its own account; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; and (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

(ii) if the registration involves an underwritten offering that was initially requested by any Person(s) (other than a Shareholder) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement, (A) first, the securities requested to be included in such underwritten offering by such other Person(s) pro rata among such Person(s) on the basis of the percentage of the securities requested to be included in such Registration Statement by all holders that made such request; (B) second, all Registrable Securities requested to be included in such registration by the Shareholders pursuant to this Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by all holders that made such Piggyback Request; (C) third, all other securities requested to be included in such Registration Statement by other holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; and (D) fourth, all securities requested to be included in such Registration Statement by the Company for its own account; provided that any Shareholder may, prior to the earlier of (x) the effectiveness of the Registration Statement and (y) the time at which the offering price or underwriter’s discount are determined with the managing underwriter(s), withdraw its request to be included in such registration pursuant to this Section 4.

(c) Shelf-Take Downs. At any time that a shelf Registration Statement covering Registrable Securities pursuant to Section 3 or Section 4 (or otherwise) is effective, if any Shareholder delivers a notice to the Company (each, a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf Registration Statement (each, a “Shelf Offering”), then the Company shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering (including a Marketed Offering):

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(i) such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii) if the Shelf Offering is underwritten, in the event that the managing underwriter(s) of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(c) with respect to a limitation of shares to be included in a registration;

provided, however, that each Shelf Offering that is an underwritten offering initiated by a Shareholder shall be deemed to be a demand subject to the provisions of Section 3(b) (subject to Section 3(e)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Sections 3(f)(i) and 3(f)(ii), as applicable.

Section 5. Restrictions on Public Sale by Holders of Registrable Securities.

(a) If any registration pursuant to Section 3 or Section 4 of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock-up” agreement containing provisions consistent with those contemplated pursuant to Section 5(b); or (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Sections 3(a) or 4(c) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within ninety (90) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf Registration Statement) for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

(b) Each Shareholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, as applicable, that, if requested in writing by the managing underwriter or underwriters in such offering, it will not (i) subject to customary exceptions, effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period

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commencing on the date of the Prospectus pursuant to which such underwritten offering may be made and continuing for not more than thirty (30) days after the date of such Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf Registration Statement). In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Company, or, if Shareholders will be selling more Registrable Securities in the offering than the Company, Shareholders holding a majority of the Registrable Securities shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders agree to execute the form so negotiated; provided that the form so negotiated is reasonably acceptable to the Company or the Shareholders, as applicable, and consistent with the agreement set forth in this Section 5 and that the Company’s executive officers and directors shall also have executed a form of agreement substantially similar to the agreement so negotiated, as applicable, subject to customary exceptions applicable to natural persons.

Section 6. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as promptly as practicable to the extent applicable, to:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that, before filing a Registration Statement or Prospectus or any amendment or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, except to the extent that such documents shall have previously been filed with or furnished to the SEC), the Company shall furnish or otherwise make available to counsel for the holders of the Registrable Securities covered by such Registration Statement (who may share such documents with their clients) and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors; provided that nothing in this Section 6(a) is intended to effect any waiver of the Company’s attorney-client or other legal privilege. The Company shall not file any such Registration Statement or Prospectus or any amendment or supplement thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein, except to the extent that such documents shall have previously been filed with or furnished to the SEC) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

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(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 of the Securities Act;

(c) notify counsel to each selling holder of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person or such selling holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (if such Registration Statement is not an Automatic Shelf Registration Statement), (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any change in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Shareholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e) if requested by the managing underwriters, if any, or the holders of a majority of the then-issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any action under this Section 6(e) that is not, in the opinion of counsel for the Company, in compliance with applicable law;

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(f) furnish or make available to counsel for each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such counsel, the holder such counsel represents or such underwriter); provided that the Company may furnish or make available any such document in electronic format;

(g) deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such document in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h) prior to any Public Offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to taxation or general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i) cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legend) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s transfer agent,

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the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorization, certificate, or direction required by the transfer agent that authorizes and directs the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities under the Registration Statement;

(j) upon the occurrence of, or, if later, the Company’s receipt of knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus (then in effect) or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m) cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n) enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

(o) in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such

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Offering Persons in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons except (i) where disclosure of such information is requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process), (ii) where such information is or becomes generally known to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement, (iii) where such information (A) was known to such Offering Persons on a nonconfidential basis (prior to its disclosure by the Company) from a source other than the Company that, after reasonable inquiry, is entitled to disclose such information and is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) was in the possession of the Offering Persons on a nonconfidential basis prior to its disclosure to the Offering Persons by the Company or (C) is subsequently developed by the Offering Persons without using all or any portion of such information or violating any of the obligations of such Persons under this Agreement or (iv) for disclosure in connection with any suit, arbitration, claim or litigation involving this Agreement or against any Offering Person under federal, state or other securities laws in connection with the offer and sale of any Registrable Securities. In the case of a proposed disclosure pursuant to (i) (or, unless such Person and the Company are adversaries in such suit, arbitration, claim or litigation, (iv)) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Offering Persons will furnish only that portion of such information that the Offering Persons are advised by legal counsel is legally required and will exercise their reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such information;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC; and

(q) cause its officers and employees to use their respective reasonable best efforts to support the reasonable marketing of the Registrable Securities covered by the Registration Statement (including participation in, and preparation of materials for, any “road show”) in a Marketed Offering.

Each holder of Registrable Securities as to which any registration is being effected shall promptly furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing as a condition for any Registrable Securities to be included in the applicable registration hereunder. For the avoidance of doubt, failure of any holder of Registrable Securities to furnish the Company with such information as requested by the Company pursuant to the preceding sentence shall relieve the Company of any obligation hereunder to include the applicable Registrable Securities of such holder in the Registration Statement with respect to which such information was requested.

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Each Shareholder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), (iii), (iv) or (v), such holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filing that is incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance) and all reasonable fees and expenses of one counsel (together with any appropriate local counsel(s)) retained by the holders of Registrable Securities, shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, its officers, directors, partners and managing members and each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all reasonably foreseeable losses, claims, damages,

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liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, in each case arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document (including any related Registration Statement, notification, or the like or any materials prepared by or on behalf of the Company as part of any “road show” (as defined in Rule 433(h) of the Securities Act)) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners and managing members and each Person who controls each such holder, for any reasonable and documented out-of-pocket legal and any other expenses actually incurred in connection with investigating and defending or, subject to the last sentence of this Section 8(a), settling any such Loss or action; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder, but only if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its authorized representatives expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder of Registrable Securities shall indemnify, to the fullest extent permitted by law, severally and not jointly with any other participating holder of Registrable Securities, the Company, its officers, directors and managing members and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against all Losses arising out of or based on any untrue statement of a material fact contained in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company or such officers, directors, managing members and control persons for any reasonable and documented out-of-pocket legal or any other expenses actually incurred in connection with investigating or defending any such Loss or action, subject to the immediately following proviso, settling any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities or its

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authorized representatives expressly for inclusion therein; provided, however, that the foregoing obligations shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

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(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such holder from the sale of the Registrable Securities giving rise to such contribution obligation and sold by such holder exceeds the amount of any damages that such holder has otherwise been required to pay by reason of the applicable action, statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the holders of Registrable Securities to contribute pursuant to this Section are several and not joint.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are issued and outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

Section 10. Underwritten Registrations. In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by the Shareholders holding the majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by such Shareholders, subject to the reasonable satisfaction of the Company.

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Section 11. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given by, but only with, the written consent of the Shareholders holding a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, emailed and confirmed or mailed by registered or certified mail, return receipt requested, or recognized overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): If to the Company, to the address of its principal executive offices, addressed to the attention of its General Counsel (email: GenCouns@Catalent.com). If to any Shareholder, at such Shareholder’s address as set forth on the records of the Company or such other address as such Shareholder notifies the Company in writing. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy or email, be deemed received on the first Business Day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail.

(c) Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders in compliance with any restrictions on transfer or assignment; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the holders of a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities (including the provision of an address, which the Company may use as the Shareholder’s notice address for purposes of Section 11(b) unless such address is changed in accordance with such Section by notice); provided, further, that a Shareholder may only assign its rights and obligations under this Agreement upon written notice to the Company (i) if such assignment is in connection with (A) a transfer or sale of all or substantially all of the Registrable Securities held by such Shareholder or (B) a transfer or sale of at least 25.0% of the shares of Registrable Securities sold to the Shareholder on the Closing Date on an “as converted basis” or (ii) to any of its partners, members, equityholders or Affiliates or one or more private equity funds sponsored or managed by an Affiliate.

(d) Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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(e) Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited; (v) unless otherwise specified, the term “days” shall mean calendar days; (vi) a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, any class of securities) shall be determined based on the number of shares of such securities; and (vii) unless otherwise provided, the currency for all dollar figures included in this Agreement shall be the US Dollar.

(f) Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with, the laws of the State of New York.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement, that certain Confidentiality Agreement, dated as of January 2, 2019, by and between Catalent Pharma Solutions, LLC and Leonard Green & Partners, L.P., that certain Stockholders’ Agreement, dated as of the date hereof, by and between the Company and the Purchaser (the “Stockholders’ Agreement”) and the Investment Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Investment Agreement and the Stockholders’ Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement shall not supersede the transfer restrictions in the Stockholders’ Agreement.

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(i) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(k) Term; Other Agreements. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided that such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any Registration Statement in which any Registrable Securities of such Shareholders were included. From and after the date of this Agreement, the Company shall not, without the consent of the Shareholders holding a majority of the Registrable Securities, enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Shareholders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the second anniversary of the date hereof; provided that the Company may enter into an agreement granting such rights if such agreement provides the Shareholders with piggyback rights consistent with those granted to the Shareholders pursuant to Section 4, and, if such agreement contains any underwriter cutbacks consistent with Section 4(b), then the Shareholders shall participate with such other holders on a pro rata basis; and provided, further, that the Company may enter into an agreement granting such demand rights in connection with the issuance of securities of the Company pursuant to (i) a bona fide material acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries, (ii) an exchange of indebtedness of the Company into equity and (iii) a proposed resale of convertible securities of the Company by any holder thereof, in each case, to the extent that the entering into of such an agreement is customary in a transaction of the type contemplated.

(l) Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts of the United States of America located in New York County, and the appropriate appellate courts therefrom for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. The parties hereto hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the

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fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 11(b).

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m) Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(i) the word “or” is not exclusive;

(ii) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(iii) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(iv) the term “Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by law to close; and

(v) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

CATALENT, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

GREEN EQUITY INVESTORS VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:
Name:
Title:

GREEN EQUITY INVESTORS SIDE VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement (this “Addendum Agreement”) is made this [•] day of [•], 20[•], by and between [•], a [•] (the “New Shareholder”) and Catalent, Inc., a Delaware corporation (the “Company”), pursuant to a Registration Rights Agreement dated as of [•], 2019 (the “Agreement”), by and among the Company, Green Equity Investors VII, L.P., a Delaware limited partnership, and Green Equity Investors Side VII, L.P., a Delaware limited partnership. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired the number and type of Registrable Securities specified below directly or indirectly from a Shareholder in accordance with the Agreement and all applicable law;

WHEREAS, the Company and the Shareholders have required in the Agreement that all Persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto; and

WHEREAS, the New Shareholder has caused this Addendum Agreement to be executed by a duly authorized individual.

NOW, THEREFORE, in consideration of the premises recited above and intending to be bound, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Shareholder thereunder. The Company may rely on the foregoing acknowledgement without further inquiry and is relieved of any liability for such reliance.

[Name of New Shareholder]

By:
Name:
Title:

Registrable Securities:

Type:

Number:
Notice Address:

Attn:
Facsimile:
Email:

SCHEDULE C

Form of Stockholders’ Agreement

[See Attached]

SCHEDULE C

STOCKHOLDERS’ AGREEMENT

by and among

CATALENT, INC.,

GREEN EQUITY INVESTORS VII, L.P.

and

GREEN EQUITY INVESTORS SIDE VII, L.P.

Dated as of [•], 2019

i

STOCKHOLDERS’ AGREEMENT, dated as of [•], 2019 (as may be amended from time to time, this “Agreement”), by and among Catalent, Inc., a Delaware corporation (the “Company”), and each of Green Equity Investors VII, L.P., a Delaware limited partnership (“Fund VII”), and Green Equity Investors Side VII, L.P., a Delaware limited partnership (“Fund Side VII” and, together with Fund VII, the “Initial Stockholder”). The obligations of the Initial Stockholder set forth in this Agreement shall be several and not joint among Fund VII and Fund Side VII and apportioned in percentages of 45.83720% and 54.16280%, respectively.

W I T N E S S E T H:

WHEREAS, the Company and the Initial Stockholder have entered into an Equity Commitment and Investment Agreement, dated as of April 14, 2019 (as may be amended from time to time, the “Investment Agreement”), pursuant to which, among other things, the Company is issuing to the Initial Stockholder shares of Series A Preferred Stock;

WHEREAS, simultaneously with the execution and delivery of this Agreement by the parties, the Company and the Initial Stockholder have entered into a Registration Rights Agreement, dated as of [•], 2019 (as may be amended from time to time, the “Registration Rights Agreement”), pursuant to which, among other things, the Company grants the Initial Stockholder certain registration and other rights with respect to the shares of Series A Preferred Stock and the shares of Common Stock issued upon any conversion or redemption of shares of Series A Preferred Stock; and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding ownership of the Securities;

NOW, THEREFORE, in consideration of circumstances recited above and the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1 Board of Directors.

(a) Effective as of the Closing, the board of directors of the Company (the “Board”) will (i) increase the size of the Board to eleven (11) members and the Board shall appoint Peter Zippelius to the Board to serve for a term expiring at the next annual general meeting of the Company’s stockholders following his appointment and until his successor is duly elected and qualified, or, if earlier, his death, resignation, retirement or removal from office, and (ii) acknowledge and affirm that John Baumer shall, for so long as the Majority Approved Holders have the right to designate a non-voting observer to the Board pursuant to Section 1.1(e), be a non-voting observer to the Board entitled to the rights and subject to the obligations set forth in this Agreement until his successor is duly appointed or, if earlier, his death or relinquishment of such position.

(b) For so long as the Approved Holders beneficially own (i) shares of Series A Preferred Stock with an aggregate Stated Value of at least $250,000,000, or (ii) either (A) shares of Common Stock having an aggregate value of at least $250,000,000, calculated by valuing each share of Common Stock at the 30-Day VWAP of one share of Common Stock as of the measurement date (the “Common Stock Valuation”), or (B) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $250,000,000, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share of Series A Preferred Stock and each share of Common Stock at the Common Stock Valuation, the Majority Approved Holders shall have the right to designate one (1) designee to be nominated by the Company for election (including in accordance with Section (C) of Article VI of the Company’s Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”), if applicable), to the Board; provided that such designee is (A) a partner of Leonard Green & Partners, L.P. and reasonably acceptable to the Company, which approval shall not be unreasonably withheld, or (B) acceptable to the Company in its sole discretion. At any time that none of the thresholds set forth in this Section 1.1(b) is satisfied, the designee shall, and the Majority Approved Holders shall cause such designee to, promptly offer to resign from the Board (and any committee of the Board of which such designee is then a member) in a writing submitted to the Nominating and Corporate Governance Committee of the Board (or any successor committee, however denominated).

(c) For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), the Board shall include such designee in the slate of nominees to be elected or appointed to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected or appointed and each subsequent such meeting, except such meetings for the purpose of filling vacancies or newly created directorships (other than a vacancy to be filled by a designee selected by the Majority Approved Holders) (including pursuant to Section (C) of Article VI of the Series A Certificate, if applicable), in each case, subject to (i) such designee’s satisfaction of all applicable requirements regarding service as a director of the Company under (A) NYSE rules (or the rules of the principal market on which shares of Common Stock are then listed) regarding service as a director, and (B) Applicable Law, (ii) such designee having not been involved in any of the events enumerated under Items 2(d) or 2(e) of Schedule 13D pursuant to Regulation 13D-G under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, and (iii) such designee’s satisfaction of all such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof; provided, however, that in no event shall any such designee’s relationship with the Approved Holders or their Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such designee from being a nominee or member of the Board pursuant to this Section 1.1.

(d) For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b):

(i) the Company or the Board shall (A) to the extent necessary cause the Board to have a vacancy to permit such Person to be added as a member of the Board, (B) nominate such Person for election to the Board in accordance with Section 1.1(c), and (C) to the extent that a vote of the Company’s stockholders shall be required, recommend that the Company’s stockholders vote in favor of the Person designated for nomination by the Majority Approved

Holders pursuant to Section 1.1(b). In the event of the death, resignation, retirement, disqualification, disability or removal of any Person designated by the Majority Approved Holders as a member of the Board, subject to the continuing satisfaction of the applicable thresholds set forth in Section 1.1(b), the Majority Approved Holders may designate a Person satisfying the criteria and qualifications set forth in Section 1.1(c) to replace such Person, and the Company shall cause such newly designated Person to fill such resulting vacancy. So long as any Person designated by the Majority Approved Holders as a member of the Board is eligible to be so designated in accordance with this Section 1.1, the Company shall not take any action to remove such Person as a director without cause without the prior written consent of the Majority Approved Holders;

(ii) the Majority Approved Holders’ designee for the Board shall have the rights and obligations of a director of the Company, including the right to (A) attend all meetings of the Board and all meetings of any committee(s) of the Board, if any, on which such designee then serves, (B) receive advance notice of each meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the other members of the Board, and (C) receive copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the other members of the Board at the same time such materials are distributed to the other members of the Board;

(iii) the Majority Approved Holders’ designee for the Board shall be bound by all confidentiality, conflicts of interests, trading, disclosure and other governance requirements of a director on the Board, as determined by the Board from time to time;

(iv) the Company shall not, without the prior written approval of the Majority Approved Holders, (A) increase the size of the Board in excess of thirteen (13), or (B) decrease the size of the Board if such decrease would require the resignation of the Majority Approved Holders’ designee from the Board;

(v) the Majority Approved Holders’ designee for the Board shall be entitled to compensation consistent with the compensation received by other independent directors of the Board, including any fee or equity award, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees; and

(vi) the Company shall provide the Majority Approved Holders’ designee for the Board with the same rights to indemnification and advancement and the same director and officer insurance that it provides to the other members of the Board.

(e) In addition to the rights conferred on the Majority Approved Holders pursuant to Sections 1.1(b) - 1.1(d), for so long as the Approved Holders beneficially own (i) shares of Series A Preferred Stock with an aggregate Stated Value of at least $500,000,000, or (ii) either (A) shares of Common Stock having an aggregate value of at least $500,000,000, calculated by valuing each share of Common Stock at the Common Stock Valuation, or (B) any combination of shares of Series A Preferred Stock or shares of Common Stock having an aggregate value of at least $500,000,000, calculated by valuing each share of Series A Preferred Stock at the Stated Value of such share of Series A Preferred Stock and each share of Common Stock at the Common Stock Valuation, the Majority Approved Holders shall have the right to designate one (1) non-

voting observer to the Board, subject to (x) such observer’s satisfaction of all applicable requirements regarding service as a director of the Company under (1) NYSE rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director, and (2) Applicable Law, (y) such observer having not been involved in any of the events enumerated under Items 2(d) or 2(e) of Schedule 13D under the Exchange Act, or any successor provision thereto, or Item 401(f) of Regulation S-K under the Securities Act, or any successor provision thereto, and (z) such observer’s satisfaction of all such other criteria and qualifications for service as an observer of the Board, as determined by the Board from time to time reasonably and in good faith; provided that such observer is (I) a partner of Leonard Green & Partners, L.P. and reasonably acceptable to the Company, which approval shall not be unreasonably withheld, or (II) otherwise acceptable to the Company in its sole discretion. At any time that none of the thresholds set forth in this Section 1.1(e) is satisfied, all rights of the Majority Approved Holders to designate an observer to the Board and for any previously designated observer to observe under this Agreement shall terminate without the requirement of further action by the Company or any other Person.

(f) For so long as the Majority Approved Holders have the right to designate a non-voting observer to the Board, such observer to the Board shall have the right to (i) attend all meetings of the Board (but whose presence shall not be counted towards the Board’s quorum) and all meetings of any committee(s) of the Board, if any, on which the Person designated as a director by the Majority Approved Holders pursuant to Section 1.1(b) then serves (but whose presence shall not be counted towards any such committee(s)’ quorum), in each case, in a non-voting observer capacity, (ii) receive advance notice of each meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board, and (iii) receive copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to the Board; provided, however, (A) the Company shall have the right to exclude such observer or withhold such information to the extent such observer’s presence or receipt of such information could reasonably be expected to result in the loss of attorney-client privilege or any other privilege or a violation of antitrust, export control or other Applicable Laws, breach of any confidentiality agreement or any other adverse consequence to the Company, and (B) that such observer shall not be entitled to attend the portion of any Board or committee meeting that constitutes an executive session of the Board or any such committee thereof that is limited solely to independent directors of the Board and the Company’s independent auditors or legal counsel, as applicable. The Board observer shall be bound by all confidentiality, conflicts of interests, trading and disclosure and other governance requirements of a director on the Board, as determined by the Board from time to time.

(g) If the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b) and the Majority Approved Holders notify the Company in writing that the Majority Approved Holders elect or agree not to designate a director for nomination, then the Majority Approved Holders shall have the right to instead designate a second non-voting observer to the Board with the rights set forth in Sections 1.1(e) and 1.1(f).

1.2 Voting. For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, each Stockholder shall take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Stockholder and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated or recommended by the Board for election at any such meeting (provided that such nomination is not inconsistent with Section 1.1(b)), and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation & Leadership Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (v) in accordance with the recommendation of the Board with respect to any proposed merger, business combination or similar transaction between the Company and any other Person, but no Stockholder shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, for so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), each Stockholder shall take such action as may be required so that such Stockholder is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Stockholder may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 1.2.

ARTICLE II

OTHER COVENANTS

2.1 Information Rights.

(a) For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), and subject to the terms and conditions of Section 5.4, the Company shall provide the Approved Holders with:

(i) quarterly financial statements as soon as reasonably practicable after they become available but no later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and

(ii) audited (by a nationally recognized accounting firm) annual financial statements as soon as reasonably practicable after they become available but no later than ninety (90) days after the end of each fiscal year of the Company; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC, in each case, prepared in accordance with GAAP as in effect from time to time, which such financial statements shall include the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, income, changes in shareholders’ equity and cash flows. Subject to reasonable restrictions imposed by the Company to comply with antitrust, export control and other Applicable Laws, the Company shall permit the Approved Holders or any authorized representatives designated by the Approved Holders (other than any Permitted Initial Stockholder LP or authorized representative thereof) reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of accounting and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Approved Holders may reasonably request. Any investigation pursuant to this Section 2.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the Company and its Subsidiaries.

(b) For so long as the Majority Approved Holders have the right to designate a director for nomination pursuant to Section 1.1(b), subject to the terms and conditions of Section 5.4, the Company shall provide to the Approved Holders copies of all material written information that is provided to the Board at substantially the same time at which such information is first delivered or otherwise made available in writing to the Board; provided, however, that the Company shall not be required to provide any such information to the extent the terms and conditions of Section 2.1(c) apply.

(c) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall have any obligation to disclose any information, other than the financial statements required by Section 2.1(a), to the extent that (i) such disclosure is prohibited by Applicable Law, or (ii) such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements under circumstances where the restrictions in any of the foregoing clauses (i) – (ii) of this Section 2.1(c) apply).

2.2 Standstill.

(a) Until the later of (x) the three (3) year anniversary of the Closing, and (y) the date on which the Majority Approved Holders are no longer entitled to designate any director for nomination pursuant to Section 1.1 (or have irrevocably waived their right), each Stockholder agrees that, without the prior approval of the Board, such Stockholder will not (in its own capacity or with or through any other Person), directly or indirectly:

(i) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect “beneficial ownership” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any securities of the Company or its Subsidiaries, including shares of Common Stock, any securities convertible or exchangeable into shares of Common Stock or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company or any of its Subsidiaries, excluding any shares of Common Stock or other securities acquired (A) pursuant to a conversion or redemption of any shares of Series A Preferred Stock, bonus issue, dividend or distribution by the Company or otherwise acquired pursuant to the Transaction Documents (as defined in the Investment Agreement), or (B) by a Person from the Company in connection with such Person’s service as a director or Board observer;

(ii) except as otherwise expressly provided in this Agreement, make, or in any way knowingly encourage or participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act), any securities of the Company or any of its Subsidiaries (whether or not any such vote relates to the election or removal of directors) whether subject to or exempt from the federal proxy rules, seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of the Company or any of its Subsidiaries or seek to propose to influence, advise, change or control the management, board of directors (or similar governing body), policies, affairs or strategy of the Company or any of its Subsidiaries by way of any public communication or other communications to their respective equityholders intended for such purpose;

(iii) except as otherwise expressly provided in this Agreement or as required in connection with the consummation of the transactions contemplated by the Investment Agreement, form, join or in any way participate or act in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its Subsidiaries;

(iv) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (A) any of the assets (tangible or intangible) of the Company or any of its Subsidiaries, or (B) any direct or indirect right, warrant or option to acquire any asset of the Company or any of its Subsidiaries, except in the event any such asset as is then being offered for sale by the Company or any of its Subsidiaries;

(v) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any securities or assets of the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for any securities or assets of the Company or any of its Subsidiaries, except for such securities or assets as are then being offered for sale by the Company or any of its Subsidiaries;

(vi) act, alone or in concert with others, to make any public announcement or seek to propose (in each case, with or without any condition) to the Company, any of its Subsidiaries or any of their respective equityholders any amalgamation, merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or other similar transaction to or with the Company or any such Subsidiary (or in respect of any securities of the Company or any of its Subsidiaries) or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the Company or any such Subsidiary or nominate any Person as a director who is not nominated by the then-incumbent Board, or propose any matter to be voted upon by the stockholders of the Company;

(vii) make any request or proposal to amend, waive or terminate any provision of this Section 2.2(a); provided that this clause shall not prohibit a Stockholder from making a confidential request or proposal to the Chief Executive Officer or Chair of the Board seeking any amendment or waiver of any provision of this Section 2.2, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof; or

(viii) take any action that might result in the Company having to make a public announcement regarding any of the matters referred to in clauses (i) - (vii) of this Section 2.2(a), or announce any intention to do, or enter into any arrangement, understanding or discussion with any one or more other Persons to do, any of the actions restricted or prohibited under clauses (i)—(vii) of this Section 2.2(a).

(b) Nothing in Section 2.2(a) will limit the Stockholders’ ability to vote (subject to Section 1.2 above), Transfer (subject to Section 2.3 below), convert (subject to Section (C) of Article VII of the Series A Certificate) or otherwise exercise the rights of its shares of Common Stock or shares of Series A Preferred Stock or the ability of the Stockholders’ director designee elected to the Board pursuant to Section 1.1 to vote or otherwise exercise its legal duties or otherwise act in its capacity as a member of the Board.

2.3 Transfer Restrictions.

(a) Until the earlier of (x) eighteen (18) months following the Closing, and (y) the occurrence of a transaction resulting in a Change of Control (as defined in the Series A Certificate) of the Company, no Stockholder shall Transfer any share of Series A Preferred Stock or any share of Common Stock issued upon conversion of any share of Series A Preferred Stock except as otherwise permitted pursuant to the terms and conditions of this Agreement, including Section 2.3(b).

(b) Notwithstanding anything to the contrary in Section 2.3(a), each Stockholder shall be permitted to Transfer any portion or all of its shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of any share of Series A Preferred Stock at any time under the following circumstances:

(i) Transfers to any Permitted Transferee, but only if (A) such Permitted Transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement, which writing shall be deemed acceptable to the Company if in the form of a joinder substantially in the form attached hereto as Exhibit A (a “Joinder”); and (B) such Permitted Transferee and the applicable Transferor Stockholder agree in writing for the benefit of the Company that such Permitted Transferee shall Transfer its shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of any share of Series A Preferred Stock back to such Transferor Stockholder at or before such time as such Permitted Transferee ceases to qualify hereunder as a Permitted Transferee of such Transferor Stockholder, which writing shall be deemed acceptable to the Company if in the form substantially in the form attached hereto as Exhibit B;

(ii) Transfers pursuant to an amalgamation, merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction entered into by the Company or any transaction resulting in a Change of Control of the Company; or

(iii) Transfers that have been approved in writing by the Board prior to such Transfer.

(c) Notwithstanding anything to the contrary in Sections 2.3(a) and (b), for as long as any shares of Series A Preferred Stock issued pursuant to the Investment Agreement are issued and outstanding, without the prior written consent of the Company in its sole discretion, no Stockholder may Transfer any share of Series A Preferred Stock or share of Common Stock issued or issuable upon conversion or redemption of any share of Series A Preferred Stock to (i) any Company Competitor, (ii) any Person that has filed (individually or jointly with others in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)) a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act with respect to its ownership of shares of capital stock of the Company if (A) such Person has a current obligation to file (individually or jointly with others in a group) a report on Schedule 13D or Schedule 13G, and (B) the last such report on Schedule 13D or Schedule 13G (or amendment thereto) filed (individually or jointly with others in a group) by such Person states that such Person beneficially owns more than five percent (5%) of the issued and outstanding capital stock of the Company (any such Person that has filed or has a current obligation to file a report on Schedule 13G, a “Schedule 13G Filer”), (iii) any Person that such Stockholder knows or reasonably should know (1) is or has been an investor in the Company, and (2) in the three years prior to the date of any such proposed Transfer has stated an intention to or has actually attempted to (pursuant to proxy solicitation, tender or exchange offer or other means) obtain a seat on the Board, or (iv) any Person that such Stockholder knows (after reasonably inquiry of such Person) would be required to file (individually or jointly with others in a group) a report on Schedule 13D or Schedule 13G with respect to its ownership of shares of the Company as a result of such Transfer (any such Person, a “Prohibited Transferee”); provided that the restrictions set forth in the foregoing clauses (ii) and (iv) shall terminate and be of no further force or effect upon the first date that there is no longer any share of Series A Preferred Stock outstanding; provided, further, that, notwithstanding anything to the contrary in the foregoing, this Section 2.3(c) shall not apply to restrict a Transfer pursuant to a registered public offering (other than a direct placement) or Rule 144 under the Securities Act (provided that any such Transfer pursuant to Rule 144 either is not a direct placement or satisfies the requirements of paragraph (f) of such rule), so long as, in the case of a Transfer to which either of the foregoing clauses (ii)(A) or (ii)(B) of this Section 2.3(c) would otherwise apply, such Transfer is not knowingly (without any obligation of investigation) made by any Stockholder to a Prohibited Transferee (other than a Schedule 13G Filer, except for any Schedule 13G Filer who is a Company Competitor).

(d) Notwithstanding anything to the contrary in this Agreement or otherwise, “Transfer” shall not include, and this Section 2.3 shall not prohibit, any encumbrance or pledge of any share of Series A Preferred Stock or Common Stock issued upon conversion of any share of the Series A Preferred Stock, or any exercise of remedies with respect to any of the foregoing, pursuant to (i) one or more credit facilities of the Initial Stockholder or any of its Affiliates, so long as (A) the Initial Stockholder shall provide prompt written notice to the Company (pursuant to Section 5.12) if any event of default pursuant to any such credit facility occurs which results in any lender thereunder becoming entitled (with the provision of notice, lapse of time, or both) to foreclose on such collateral, (B) any such credit facility provides that the Company will be entitled to redeem any share of Series A Preferred Stock or share of Common Stock issued upon conversion of any share of Series A Preferred Stock, within twenty (20) Business Days following notice to the Company of such foreclosure, for the redemption price set forth in Section (A) of Article VIII of the Series A Certificate, and (C) any such credit facility provides that any lender thereunder will not be entitled to exercise any right pursuant to Sections 1.1 or 2.1, including in the event of any such foreclosure or (ii) any back leverage financing, so long as any such financing provides that any lender thereunder will not be entitled to exercise any right pursuant to Sections 1.1 or 2.1, including in the event of any foreclosure.

(e) Any attempted Transfer in violation of this Section 2.3 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Stockholders. The Initial Stockholder, as of the date hereof, and each other Stockholder, as of the date such Stockholder becomes a party to this Agreement pursuant to the execution of a Joinder, hereby represent and warrant to the Company as follows:

(a) Such Stockholder has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of organization. Such Stockholder has all requisite power and authority to execute and deliver this Agreement (or to deliver a Joinder and join this Agreement, as applicable) and to perform its obligations under this Agreement.

(b) The execution and delivery by such Stockholder of this Agreement (or the execution and delivery of a Joinder and the joining of this Agreement, as applicable) and the performance by such Stockholder of its obligations under this Agreement do not and will not conflict with, violate any provision of or require the consent or approval of any Person under (i) Applicable Law, (ii) the organizational documents of such Stockholder, or (iii) any Contract to which such Stockholder is a party or to which any of its assets is subject, except, in case of clauses (i) and (iii), as would not be reasonably expected to have a material adverse effect on such Stockholder’s performance of its obligations hereunder.

(c) The execution and delivery by such Stockholder of this Agreement (or the execution and delivery of a Joinder and the joining in this Agreement, as applicable) and the performance by such Stockholder of its obligations under this Agreement have been duly authorized by all necessary corporate (or similar) action on the part of such Stockholder. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Initial Stockholder as of the date hereof as follows:

(a) The Company is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, violate any provision of or require any consent or approval of any Person under (i) Applicable Law, (ii) the organizational documents of the Company, or (iii) any Contract to which the Company is a party or to which any asset of the Company and its Subsidiaries is subject, except, in case of clauses (i) and (iii), as would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries’ ability to operate in the ordinary course of business consistent with past practice.

(c) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by the Initial Stockholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE IV

DEFINITIONS

4.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“30-Day VWAP” has the meaning set forth in the Series A Certificate.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding anything to the contrary in this definition, none of the Stockholders or their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any law, statute, constitution, principle of common law, ordinance, regulation and Order of any Governmental Entity.

“Approved Holders” means the Initial Stockholder and any Permitted Transferees of the Initial Stockholder or any other direct or indirect Permitted Transferee of the Initial Stockholder.

“Board” has the meaning set forth in Section 1.1(a).

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York, generally are authorized or obligated by Applicable Law to close.

“Closing” has the meaning set forth in the Investment Agreement.

“Common Stock” means the common stock, par value $0.01 per share of the Company.

“Common Stock Valuation” has the meaning set forth in Section 1.1(b).

“Company” has the meaning set forth in the Preamble.

“Company Competitor” means, as of any date of determination, any Person that competes with the Company with respect to (i) delivery technologies or development solutions for drugs, biologics or consumer and animal health products, (ii) manufacturing, packaging, labeling, storage, distribution or inventory management of customer-required patient kits for clinical trials of drugs or biologics, or (iii) any other business in development by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries may then be engaged, including the formulation, development, manufacture or sale of viral vectors or related bioanalytical testing, in each case in a manner material to the Company or any of the Company’s reporting segments.

“Confidential Information” means any and all confidential, non-public or proprietary information or data pertaining to the Company or any of its Subsidiaries, or the respective businesses and operations thereof, furnished or made available by or on behalf of the Company or any of its Subsidiaries to any Stockholder or any of its Representatives purporting to act on its behalf; provided that “Confidential Information” shall not include information that (i) is at the time of disclosure to such Stockholder or Representative, already in such Stockholder’s or Representative’s possession (provided, however, that such information is not, to the knowledge of such Stockholder following reasonable inquiry subject to an obligation of confidentiality owed to the Company, any Subsidiary of the Company or any other Person), (ii) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder or any of its Affiliates or Representatives in violation of this Agreement or any applicable confidentiality or non-disclosure agreement, (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of their respective Representatives (provided, however, that such source is not known by such Stockholder following reasonable inquiry to be bound by an obligation of confidentiality owed to the Company, any Subsidiary of the Company or any other Person), or (iv) is developed by such Stockholder without using all or any portion of Confidential Information or violating any of the obligations of such Stockholder under this Agreement.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 2, 2019, by and between Catalent Pharma Solutions, LLC and Leonard Green & Partners, L.P.

“Contract” means any contract, agreement, note, bond, indenture, guarantee, subcontract, lease or undertaking.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fund VII” has the meaning set forth in the Preamble.

“Fund Side VII” has the meaning set forth in the Preamble.

“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or -owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Initial Stockholder” has the meaning set forth in the Preamble.

“Investment Agreement” has the meaning set forth in the Recitals.

“Majority Approved Holders” means, as of any date, any one or more of the Approved Holders holding in the aggregate a majority of the shares of Common Stock then held, on a fully-diluted and as converted basis, by all Approved Holders.

“Other Investments” has the meaning set forth in Section 5.13.

“Permitted Initial Stockholder LP” means any limited partner of, or Affiliate of a limited partner of, Fund VII or Fund Side VII or any of their parallel or feeder funds that is not a Prohibited Transferee.

“Permitted Transferee” means, with respect to any Person, (i) any successor entity of such Person, (ii) if such Person is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity controlled by a Related GP Entity and managed by a Related IM Entity for so long as such fund or investment vehicle remains controlled by a Related GP Entity and managed by a Related IM Entity, (iii) a wholly owned Subsidiary of such Person and (iv) with the consent of the Company, such consent not to be unreasonably withheld, any Permitted Initial Stockholder LP. Notwithstanding anything to the contrary in the foregoing, “Permitted Transferee” shall not include any portfolio company or investment of any fund or investment vehicle controlled by a Related GP Entity and managed by a Related IM Entity.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Prohibited Transferee” has the meaning set forth in Section 2.3(c).

“Purchaser Group” has the meaning set forth in Section 5.13.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Related IM Entity” means any Person (i) that, pursuant to contract, manages or directs the investment decision-making of an affiliated pooled investment fund or vehicle sponsored by Leonard Green & Partners, L.P., and (ii) whose outstanding equity interests are at least seventy-five percent (75%) owned by current or former (as of the date of determination) Leonard Green & Partners, L.P. personnel or their estate planning vehicles.

“Related GP Entity” means any Person (i) that acts as the general partner or managing member (or in a similar capacity) of an affiliated pooled investment fund or vehicle sponsored by Leonard Green & Partners, L.P., and (ii) whose outstanding equity interests are at least seventy-five percent (75%) owned by current or former (as of the date of determination) Leonard Green & Partners, L.P. personnel or their estate planning vehicles or an Affiliate of Leonard Green & Partners, L.P.

“Renounced Business Opportunity” has the meaning set forth in Section 5.13.

“Representative” means, with respect to any Person, any director, officer, employee, general partner, member, manager, advisor (including any financial advisor, legal counsel, accountant or consultant), agent or other representative of such Person.

“Schedule 13G Filer” has the meaning set forth in Section 2.3(c).

“Securities” means the shares of Series A Preferred Stock issued pursuant to the Investment Agreement on the date hereof or the shares of Common Stock issued in connection with the conversion or redemption of all or any portion of the shares of Series A Preferred Stock (without duplication).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate” has the meaning set forth in Section 1.1(b).

“Series A Preferred Stock” means the preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock”, of the Company issued on the date hereof pursuant to the Investment Agreement.

“Stated Value” has the meaning set forth in the Series A Certificate.

“Stockholders” means the Initial Stockholder and any Person (i)(x) who acquires shares of Series A Preferred Stock (or to whom shares of Series A Preferred Stock is transferred), whether from an existing Stockholder, the Company or otherwise or (y) to whom any right, interest or obligation hereunder is assigned pursuant to and in accordance with Section 5.3, and (ii) in the case of both clauses (i)(x) and (i)(y), who executes a written joinder substantially in the form attached hereto as Exhibit A.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a subsidiary of such Person is a general partner, or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Transfer” by any Person means, directly or indirectly, sell, transfer, assign, pledge (subject to Section 2.3(d)), encumber (subject to Section 2.3(d)), hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (subject to Section 2.3(d)), encumbrance (subject to Section 2.3(d)), hypothecation or similar disposition of, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person. Correlative terms, including the terms “Transferor”, “Transferee” and “Transferred”, shall have correlative meanings.

4.2 Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to “Articles” and “Sections” shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to “$” or “dollars” means United States dollars. The definitions given for terms in this ARTICLE IV and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE V

MISCELLANEOUS

5.1 Term. This Agreement will be effective as of the Closing and, except as otherwise set forth herein, will continue in effect thereafter until the mutual written agreement of the Company and the Majority Approved Holders to terminate this Agreement.

5.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Majority Approved Holders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedy provided by Applicable Law.

5.3 Successors and Assigns. Except as otherwise expressly provided in this Section 5.3, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether an initial party or made party through a Joinder or otherwise), in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company and the Majority Approved Holders. Notwithstanding anything to the contrary in the foregoing, (a) subject to the terms and conditions of this Agreement, a Stockholder may assign all or any portion of its rights and interests under this Agreement to any Person (i) to which such Stockholder properly assigns or transfers Securities in accordance with Section 2.3, and (ii) that executes a Joinder, and (b) this Agreement may be assigned by operation of law by the Company. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 5.3 shall be null and void ab initio.

5.4 Confidentiality. The parties recognize that, in connection with the performance of this Agreement, the Company may provide the Stockholders with access to, or otherwise furnish or make available to the Stockholders certain Confidential Information. Each Stockholder shall keep all Confidential Information strictly confidential and not disclose any Confidential Information to any other Person, except as may be requested or legally compelled (in either case pursuant to the terms of a valid and effective subpoena or order issued by a Governmental Entity or pursuant to a civil investigative demand or similar judicial or legal process); provided, however, that each Stockholder may disclose such Confidential Information to (i) its Representatives who need to know such Confidential Information for purposes of evaluating or monitoring such Stockholder’s investment in the Company and who agree to be bound by the terms of this Section 5.4 or otherwise have a professional duty of confidentiality with respect to information received from such Stockholder, it being acknowledged and agreed by each Stockholder that such Stockholder shall be liable for any breach of this Section 5.4 by any of its Representatives, (ii) proposed Permitted Transferees in connection with a proposed Transfer of shares of Series A Preferred Stock or shares of Common Stock (it being understood and agreed by each Stockholder that (A) prior to any such disclosure, the Stockholder shall inform the prospective Permitted Transferee of the confidential nature of the information, and (B) such Stockholder shall be liable for any breach of this Section 5.4 by such prospective Permitted Transferee), or (iii) any Permitted Initial Stockholder LP that is bound by a customary written confidentiality obligation that contains reasonable restrictions on the use and disclosure of the Company’s non-public information; provided that, for purposes of this clause (iii), (x) such Confidential Information is limited to financial and other information regarding the Company or its Subsidiaries that is contractually required or customarily provided to existing or prospective investors in the Initial Stockholder, and (y) such Stockholder shall be responsible for any breach of this Section 5.4 by such Person. Furthermore, no Stockholder shall, and each Stockholder shall cause its Representatives not to, use any Confidential Information for any purpose whatsoever other than to evaluate, monitor, manage or ascribe a value to its investment in the Company or enforce its rights under this Agreement, it being acknowledged and agreed by each Stockholder that such Stockholder shall be liable for any breach of this Section 5.4 by any of its Representatives. In furtherance of the foregoing, each Stockholder shall take precautions that are reasonable, necessary and appropriate to guard the confidentiality of the Confidential Information and shall treat such Confidential Information with at least the same degree of care which it applies to its own confidential and proprietary information. In the event that any Stockholder (or any Affiliate or Representative thereof) is requested or required to disclose any Confidential Information pursuant to this Section 5.4, it shall provide prompt written notice to the Company of the proposed disclosure prior to such disclosure and shall cooperate with the Company in good faith, at the Company’s cost and expense, in any effort the Company undertakes in order to obtain a protective order or other similar remedy. In the event that such protective order or other remedy either is not obtained or does not completely block such disclosure, or that the Company waives compliance with this provision, such Stockholder will furnish only that portion of such Confidential Information that such Stockholder is advised by legal counsel is legally required and will exercise its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such information. Each Stockholder hereby acknowledges and agrees that all Confidential Information is and shall at all times remain the sole and exclusive property of the Company or its Subsidiaries, as applicable. For the avoidance of doubt, the terms of this Section 5.4 shall survive the termination of this Agreement.

5.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any such provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

5.7 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, the Investment Agreement, the Series A Certificate, and the Registration Rights Agreement, constitutes the entire agreement among the parties or to which they are subject and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding those choice-of-law principles of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles. Any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Chancery Court of the State of Delaware or, to the extent such court shall not have jurisdiction over the subject matter, in any state or federal court sitting in New Castle County, Delaware, and each of the parties submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby; provided, however, that any judgment in any such suit, action or proceeding may be enforced in any court with jurisdiction over the subject matter. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in any manner provided for notice in Section 5.12 shall be deemed effective service of process on such party.

5.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10 Specific Performance. The parties agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 5.8, in addition to any other remedy to which they are entitled at law or in equity.

5.11 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any right upon any Person other than the parties and each such party’s respective heirs, successors and permitted assigns, all of whom shall be express third-party beneficiaries of this Agreement.

5.12 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attn:                 General Counsel – Steven L. Fasman

E-mail:              GenCouns@catalent.com

Fax:                 (732) 537-6490

with copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:                 Steven Epstein; Matthew Soran

E-mail:             steven.epstein@friedfrank.com;

                          matthew.soran@friedfrank.com

Fax:                 (212) 859-4000

If to the Initial Stockholder, to:

c/o Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Attn:                 Peter Zippelius

E-mail:             pzippelius@leonardgreen.com

Facsimile:        (310) 954-0404

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attn:                 Howard A. Sobel

                          Jason H. Silvera

                          Greg Rodgers

E-mail:             howard.sobel@lw.com

                          jason.silvera@lw.com

                          greg.rodgers@lw.com

Fax:                  (212) 751-4864

5.13 Corporate Opportunities. Notwithstanding anything to the contrary in this Agreement but subject to the terms and conditions of Section 2.2 and the proviso set forth in the penultimate sentence of this Section 5.13, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by Applicable Law, (a) acknowledges and affirms that the Initial Stockholder and its Affiliates, employees, directors, partners and members, including any director or observer designated pursuant to Section 1.1 (the “Purchaser Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of or arising from the matters referenced in this Section 5.13, the nature of the Purchaser Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) – (a)(iv) (each, a “Renounced Business Opportunity”)), and (c) acknowledges and affirms that no member of Purchaser Group, including any director or observer designated pursuant to Section 1.1, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Purchaser Group may pursue a Renounced Business Opportunity. Notwithstanding anything to the contrary in the foregoing, the Company does not renounce its interest in any corporate opportunity if such corporate opportunity was expressly offered to a member of the Board or observer of the Board designated pursuant to Section 1.1 solely in his or her capacity as a member of the Board or an observer of the Board; provided that such opportunity has not been separately presented to the Initial Stockholder or its Affiliates or is not otherwise being independently pursued by the Initial Stockholder or its Affiliates (in each case, whether before or after such opportunity is presented to such director), other than as a result of a breach of the confidentiality obligations of such member of the Board or observer of the Board owed to the Company pursuant to (A) Section 5.4, or (B) Applicable Law. Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 5.13.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement by their authorized representatives as of the date first above written.

CATALENT, INC.

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

GREEN EQUITY INVESTORS VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:
Name:
Title:

GREEN EQUITY INVESTORS SIDE VII, L.P.

By: GEI Capital VII, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

EXHIBIT A

FORM OF JOINDER

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attention: General Counsel – Steven L. Fasman

Ladies and Gentlemen:

Reference is made to the Stockholders’ Agreement, dated as of [ • ], 2019 (as such agreement may have been or may be amended from time to time) (the “Agreement”), by and among Catalent, Inc., a Delaware corporation, each of Green Equity Investors VII, L.P., a Delaware limited partnership and Green Equity Investors Side VII, L.P., a Delaware limited partnership and any other party identified on the signature page of any joinder substantially similar to this joinder executed or otherwise permitted pursuant to Section 2.3(b)(i)(A) of the Agreement and delivered in accordance with the Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

The undersigned represents and warrants that it has acquired [[•] shares of Series A Preferred Stock][shares of Common Stock] from [•] on the date hereof. The undersigned agrees that, as of the date hereof, the undersigned shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as a “Stockholder,” as though an original party thereto. The undersigned represents and warrants that the representations and warranties set forth in Section 3.1 of the Agreement are true and correct as to the undersigned in all respects as of the date hereof.

THE UNDERSIGNED ACKNOWLEDGES AND ACCEPTS THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTION 5.9 OF THE AGREEMENT.

This joinder and all claims or causes of action based upon, arising out of, or related to this joinder (whether based on contract, equity, tort or any other theory) shall be governed by and construed in accordance with the laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles.

*****

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the [    ]th day of [                        ], [        ].

[ ]

By:
Name:
Title:

Notice Address:

Attn:
Facsimile:
Email:

[Joinder to Catalent, Inc. Stockholders’ Agreement]

EXHIBIT B

FORM OF TRANSFER GUARANTEE AGREEMENT

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Attention: General Counsel – Steven L. Fasman

Ladies and Gentlemen:

Reference is made to the Stockholders’ Agreement, dated as of [ • ], 2019 (as such agreement may have been or may be amended from time to time) (the “Agreement”), by and among Catalent, Inc., a Delaware corporation, each of Green Equity Investors VII, L.P., a Delaware limited partnership and Green Equity Investors Side VII, L.P., a Delaware limited partnership and any other party identified on the signature page of any joinder executed pursuant to Section 2.3(b)(i)(A) of the Agreement. Capitalized terms used but not otherwise defined in this letter agreement (this “Transfer Guarantee Agreement”) have the meanings set forth in the Agreement.

The undersigned [name of Permitted Transferee] (the “Permitted Transferee”) represents and warrants that, on the date hereof, it has (a) acquired [[•] shares of Series A Preferred Stock][shares of Common Stock] (the “Acquired Shares”) from [name of Transferor] (the “Transferor Stockholder”), and (b) executed a joinder to become a party to the Agreement and fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as a “Stockholder,” as though an original party thereto. Each of the Permitted Transferee and the Transferor Stockholder severally (i) acknowledges that entry into this Transfer Guarantee Agreement is a required precondition under the Agreement for the Transfer of the Acquired Shares to the Permitted Transferee, and (ii) represents and warrants that (A) it has full power and authority to enter into this Transfer Guarantee Agreement, and (B) this Agreement, once executed by both parties, will constitute a binding obligation in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

In furtherance of the foregoing, each of the Permitted Transferee and the Transferor Stockholder hereby covenants and agrees to comply with the terms and conditions of Section 2.3(b)(i)(B) of the Agreement and that, if the Permitted Transferee ceases to qualify under the Agreement as a Permitted Transferee of the Transferor Stockholder at any time prior to the date that is eighteen (18) months following the Closing, then at or before such time the (a) Permitted Transferee shall Transfer the Acquired Shares to the Transferor Stockholder for all purposes of the Agreement, and (b) the Transferor Stockholder shall accept the Transfer of, and acquire, the Acquired Shares from the Permitted Transferee for all purposes of the Agreement. The Company shall be an express third-party beneficiary of the terms and conditions of this Transfer Guarantee

Agreement, entitled to sue upon and enforce this Transfer Guarantee Agreement as if the Company were a party hereto. The Permitted Transferee and the Transferor Stockholder hereby acknowledge and agree that irreparable damage may occur if any provision of this Transfer Guarantee Agreement or Section 2.3(b)(i)(B) of the Agreement is not performed in accordance with the terms hereof and that the parties (including the Company as an express third-party beneficiary) will be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Transfer Guarantee Agreement or Section 2.3(b)(i)(B) of the Agreement or to enforce specifically the performance of the terms and provisions hereof and thereof in any court described in the last paragraph hereof, in addition to any other remedy to which they are entitled at law or in equity.

This Transfer Guarantee Agreement and all claims or causes of action based upon, arising out of, or related to this Transfer Guarantee Agreement (whether based on contract, equity, tort or any other theory) shall be governed by and construed in accordance with the laws of the State of Delaware (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), without regard to any applicable conflicts-of-law principles.

*****

IN WITNESS WHEREOF, the undersigned have executed this Transfer Guarantee Agreement as of the [    ]th day of [                            ], [        ].

[Permitted Transferee]

By:
Name:
Title:

Acknowledged and Agreed:

[Transferor Stockholder]

By:
Name:
Title: